Management Information Circular     Notice of 2014 Annual and Special Meeting     to be held on June 11, 2014

INTERTAPE POLYMER GROUP INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE that an Annual and Special Meeting of Shareholders (the “Meeting”) of INTERTAPE POLYMER GROUP INC. (the “Corporation”) will be held:

Place:	Knightsbridge Meeting Room
The Omni King Edward Hotel
37 King Street East
Toronto, Ontario M5C 1E9

Date:	June 11, 2014

Time:	10:00 a.m. (eastern time)

The purposes of the Meeting are to:

1.	receive and consider the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2013 and the auditors’ report thereon;

2.	elect directors of the Corporation to hold office until the close of the next annual meeting;

3.	appoint auditors and authorize the directors to fix their remuneration;

4.	consider, and if thought appropriate, approve the Performance Share Unit Plan of the Corporation, as more particularly described in the accompanying Management Information Circular;

5.	consider, and if thought appropriate, approve the Deferred Share Unit Plan of the Corporation, as more particularly described in the accompanying Management Information Circular;

6.

consider, and if thought appropriate, approve an amendment to the Corporation’s Executive Stock Option Plan extending the expiry dates of stock options that occur during or immediately after a “blackout period”, as more particularly described in the accompanying Management Information Circular;

7.

consider, and if thought appropriate, approve an amendment to the Corporation’s Executive Stock Option Plan with respect to its amendment provisions, as more particularly described in the accompanying Management Information Circular;

8.

consider, and if thought appropriate, approve an amendment to the Corporation’s Executive Stock Option Plan with respect to the vesting schedule of stock options, as more particularly described in the accompanying Management Information Circular;

9.

consider, and if thought appropriate, ratify and confirm an amendment to General By-Law 2003-1 of the Corporation so as to increase quorum for meetings of shareholders of the Corporation to at least three persons present in person and holding or representing by proxy at least 25% of the shares of the Corporation entitled to be voted at the meeting, as more particularly described in the accompanying Management Information Circular;

10.

consider, and if thought appropriate, ratify and confirm an amendment to General By-Law 2003-1 of the Corporation so as to remove a second or “casting” vote of the Chairman at meetings of the Board of Directors of the Corporation, as more particularly described in the accompanying Management Information Circular; and

11.	transact such other business as may properly be brought before the Meeting.

The accompanying Management Information Circular provides detailed information relating to the matters to be dealt with at the Meeting and forms part of this notice.

The Corporation has elected to use the notice-and-access rules (“Notice-and-Access”) under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators for distribution of the materials for the Meeting to shareholders of the Corporation who do not own their shares in their own names as registered shareholders (“Beneficial Shareholders”). Notice-and-Access is a new set of rules that allows issuers to post electronic versions of their proxy-related materials on SEDAR and on one additional website, rather than mailing paper copies to shareholders. Notice-and-Access is more environmentally friendly as it will help reduce paper use; it will also reduce the Corporation’s printing and mailing costs. Further information about Notice-and-Access is contained in the accompanying Management Information Circular and Beneficial Shareholders may also contact the Corporation toll free at 866-202-4713 for information regarding Notice-and-Access.

The Corporation will not be using Notice-and-Access for delivery to shareholders who hold their shares directly in their respective names (“Registered Shareholders”); they will receive paper copies of the Management Information Circular, related materials and the Annual Report via prepaid mail.

Shareholders are encouraged to express their vote in advance by completing the enclosed form of proxy. Detailed instructions on how to complete and return proxies are provided on pages 2 and 3 of the accompanying Management Information Circular. To be effective, the completed form of proxy must be deposited with our transfer agent and registrar, CST Trust Company, B1 Level, 320 Bay Street, Toronto, Ontario M5H 4A6, at any time prior to 5:00 p.m. (eastern time) on June 10, 2014 or with the Chairman of the Meeting before the commencement of the Meeting or at any adjournment thereof.

Shareholders may also vote their shares by telephone or through the Internet using the procedures described in the enclosed form of proxy.

Shareholders registered at the close of business on April 23, 2014 will be entitled to receive notice of and vote at the Meeting.

DATED at Montreal, Canada

April 23, 2014

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Neil Wiener

Neil Wiener

Secretary

INVITATION TO SHAREHOLDERS

Dear Shareholders:

On behalf of the Board of Directors, management and employees of Intertape Polymer Group Inc. (the “Corporation”), we invite you to attend the annual and special meeting of shareholders of the Corporation to be held at 10:00 a.m. (eastern time) on Wednesday, June 11, 2014 at the Omni King Edward Hotel (Knightsbridge meeting room), 37 King Street East, Toronto, Ontario M5C 1E9.

The items of business to be considered at this meeting are described in the Notice of Annual and Special Meeting of Shareholders of Intertape Polymer Group Inc. and accompanying Management Information Circular. The contents and the dissemination of this Management Information Circular have been approved by the Board of Directors.

Your participation at this meeting is very important to the Corporation. We encourage you to vote, which can easily be done by following the instructions set out in the Management Information Circular. Management will review the Corporation’s operational and financial performance during 2013 and provide an outlook for 2014. You will also have an opportunity to ask questions and to meet your directors and executives.

Many of the Corporation’s public documents are available under the tab “Investor Relations” on the Corporation’s website at www.itape.com. We encourage you to visit the website during the year for information about the Corporation, including news releases and investor presentations. Additional information relating to the Corporation is available on SEDAR at www.sedar.com.

We look forward to seeing you at the meeting.

Yours sincerely,

/s/ Eric E. Baker	/s/ Gregory A. C. Yull
Eric E. Baker	Gregory A. C. Yull
Chairman of the Board	Chief Executive Officer and President

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES BY MANAGEMENT

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation by the management of Intertape Polymer Group Inc. (the “Corporation”) of proxies to be used at the annual and special meeting of shareholders (the “Meeting”) of the Corporation to be held at the time and place and for the purposes set out in the Notice of Meeting and all adjournments thereof. Except as otherwise stated, the information contained herein is given as of April 23, 2014 and all dollar amounts in this Circular are in U.S. dollars, unless otherwise indicated. The solicitation of proxies by management will be made primarily by mail. However, directors, officers and employees of the Corporation may also solicit proxies by telephone, telecopier, e-mail or in person. The total cost of solicitation of proxies will be borne by the Corporation.

INTERNET AVAILABILITY OF PROXY MATERIALS

Notice-and-Access

The Corporation has elected to use “notice-and-access” rules (“Notice-and-Access”) under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) for distribution of Proxy-Related Materials (as defined below) to shareholders who do not hold shares of the Corporation in their own names (referred to herein as “Beneficial Shareholders”). Notice-and-Access is a new set of rules that allows issuers to post electronic versions of proxy-related materials on SEDAR and on one additional website, rather than mailing paper copies. “Proxy-Related Materials” refers to this Circular, the Notice of Meeting, a voting instruction form and the Corporation’s 2013 annual report containing the Corporation’s annual audited consolidated financial statements as of and for the year ended December 31, 2013 and the related Management’s Discussion and Analysis.

The use of the Notice-and-Access rules is more environmentally friendly as it will help reduce paper use. It will also reduce the Corporation’s printing and mailing costs. Beneficial Shareholders may obtain further information about Notice-and-Access by contacting CST Trust Company toll free at 800-387-0825 (within North America) or 416-682-3860 (outside North America).

The Corporation is not using Notice-and-Access for delivery to shareholders who hold their shares directly in their respective names (referred to herein as “Registered Shareholders”). Registered Shareholders will receive paper copies of this Circular, related materials and the Corporation’s 2013 annual report via prepaid mail.

Websites Where Proxy-Related Materials are Posted

The Proxy-Related Materials are available on the Corporation’s website at www.itape.com and under the Corporation’s profile on SEDAR at www.sedar.com (Canada) or at www.sec.gov (United States). All shareholders are reminded to review the Proxy-Related Materials, including this Circular, before voting.

Notice Package

Although the Proxy-Related Materials have been posted on-line as noted above, Beneficial Shareholders will receive paper copies of a notice package (“Notice Package”) via prepaid mail containing information prescribed by NI 54-101 such as: the date, time and location of the Meeting, the website addresses where the Proxy-Related Materials are posted, a voting instruction form (“VIF”), and supplemental mail list return card for Beneficial Shareholders to request they be included in the Corporation’s supplementary mailing list for receipt of the Corporation’s interim financial statements for the 2014 fiscal year.

How to Obtain Paper Copies of Proxy-Related Materials

Beneficial Shareholders may obtain paper copies of this Circular, the Corporation’s 2013 annual report and other Proxy-Related Materials free of charge by contacting the Corporation toll free at 866-202-4713 or by email at Itp$info@itape.com. Any request for paper copies which are required in advance of the Meeting should be sent so that the request is received by the Corporation by 5:00 p.m. (eastern time) on May 12, 2014 in order to allow sufficient time for Beneficial Shareholders to receive their paper copies and to return their voting instruction form by its due date.

APPOINTMENT AND REVOCATION OF PROXIES

General

As mentioned above, shareholders may be “Registered Shareholders” or “Beneficial Shareholders”. If common shares of the Corporation (“Common Shares”) are registered in the name of an intermediary and not registered in the shareholder’s name, they are said to be owned by a “Beneficial Shareholder”. An intermediary is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates. The instructions provided below set out the different procedures for voting Common Shares at the Meeting to be followed by Registered Shareholders and Beneficial Shareholders.

The persons named in the enclosed instrument appointing a proxy holder are officers or directors of the Corporation. Each shareholder has the right to appoint a person or company (who need not be a shareholder) to attend and act for him at the Meeting other than the persons designated in the enclosed form of proxy by inserting such other person’s name in the blank space provided in the form of proxy and signing the form of proxy or by completing and signing another proper form of proxy. Shareholders who have given a proxy also have the right to revoke it insofar as it has not been exercised. The right to appoint an alternate proxy holder and the right to revoke a proxy may be exercised by following the procedures set out below under “Registered Shareholders” or “Beneficial Shareholders”, as applicable.

If any shareholder receives more than one proxy or voting instruction form, it is because that shareholder’s shares are registered in more than one form. In such cases, shareholders should sign and submit all proxies or voting instruction forms received by them in accordance with the instructions provided.

Registered Shareholders

Registered Shareholders have two methods by which they can vote their Common Shares at the Meeting; namely in person or by proxy. To assure representation at the Meeting, Registered Shareholders are encouraged to return the proxy included with this Circular. Sending in a proxy will not prevent a Registered Shareholder from voting in person at the Meeting. The vote will be taken and counted at the Meeting. Registered Shareholders who do not plan to attend the Meeting or do not wish to vote in person can vote by proxy.

To be valid, the duly-completed form of proxy must be deposited at the offices of CST Trust Company, B1 Level, 320 Bay Street, Toronto, Ontario M5H 4A6 prior to 5:00 p.m. (eastern time) on June 10, 2014 or with the Chairman of the Meeting before the commencement of the Meeting or any adjournment thereof. A Registered Shareholder may return the completed proxy as follows:

(a)	by mail in the enclosed envelope; or

(b)

by the Internet (by accessing the following Internet site: www.cstvotemyproxy.com and entering the personalized twelve-digit e-voting control number printed on your form of proxy and following the instructions on the website); or

(c)	by telephone by calling 1-888-489-7352 as described on the enclosed proxy; or

(d)	by email by scanning the proxy and emailing it to proxy@canstockta.com; or

(e)	by registered mail, by hand or by courier to the attention of CST Trust Company, B Level, 320 Bay Street, Toronto, Ontario M5H 4A6.

To exercise the right to appoint a person or company to attend and act for a Registered Shareholder at the Meeting, such shareholder must strike out the names of the persons designated on the enclosed instrument appointing a proxy and insert the name of the alternate appointee in the blank space provided for that purpose. The instrument appointing a proxy holder must be executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a corporate body, by its authorized officer or officers.

To exercise the right to revoke a proxy, in addition to any other manner permitted by law, a shareholder who has given a proxy may revoke it by instrument in writing, executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited: (i) with CST Trust Company,

B1 Level, 320 Bay Street, Toronto, Ontario M5H 4A6 at any time up to and including prior to 5:00 p.m. (eastern time) on June 10, 2014, or (ii) with the Chairman of the Meeting on the date of the Meeting, or at any adjournment thereof, and upon either of such deposits the proxy is revoked.

BENEFICIAL SHAREHOLDERS

Beneficial Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Corporation are referred to as “NOBOs”. Beneficial Shareholders who have objected to their intermediary disclosing the ownership information about themselves to the Corporation are referred to as “OBOs”.

As mentioned above, the Corporation is using Notice-and-Access to provide Proxy-Related Materials to Beneficial Shareholders. Therefore, a Notice Package will be sent via prepaid mail directly to the NOBOs and, indirectly, through intermediaries to the OBOs; the Corporation is assuming the cost of such delivery to OBOs.

Meeting Materials Received by OBOs from Intermediaries

The Corporation has distributed copies of the Notice Package to intermediaries for distribution to OBOs. Intermediaries are required to deliver the Notice Package to all OBOs of the Corporation who have not waived their right to receive these materials, and to seek instructions as to how to vote Common Shares. Often, intermediaries will use a service company (such as, for example, Broadridge Financial Solutions, Inc.) to forward the Notice Package to OBOs.

OBOs who receive the Notice Package will typically be given the ability to provide voting instructions in one of two ways:

(a)

Usually, an OBO will be given a VIF which must be completed and signed by the OBO in accordance with the instructions provided by the intermediary. In this case, the mechanisms described above for Registered Shareholders cannot be used and the instructions provided by the intermediary must be followed.

(b)

Occasionally, however, an OBO may be given a proxy that has already been signed by the intermediary. This form of proxy is restricted to the number of Common Shares owned by the OBO but is otherwise not completed. This form of proxy does not need to be signed by the OBO but must be completed by the OBO and returned to CST Trust Company in the manner described above for Registered Shareholders.

The purpose of these procedures is to allow OBOs to direct the proxy voting of the Common Shares that they own but that are not registered in their name. Should an OBO who receives either a form of proxy or a VIF wish to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the OBO should strike out the persons named in the form of proxy as the proxy holder and insert the OBO’s (or such other person’s) name in the blank space provided or, in the case of a VIF, follow the corresponding instructions provided by the intermediary. In either case, OBOs who received a Notice Package from their intermediary should carefully follow the instructions provided by the intermediary.

To exercise the right to revoke a proxy, an OBO who has completed a proxy (or a VIF, as applicable) should carefully follow the instructions provided by the intermediary.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the OBO with respect to the voting of certain Common Shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those Common Shares on one or more of the matters that come before the Meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Common Shares represented by such “non-votes” will, however, be counted in determining whether there is a quorum at the Meeting.

Meeting Materials Received by NOBOs from the Corporation

As permitted under NI 54-101, the Corporation has used a NOBO list to send the Notice Package directly to the NOBOs whose names appear on that list. If you are a NOBO and the Corporation’s transfer agent, CST Trust Company, has sent the Notice Package directly to you, your name and address and information about your holdings of Common Shares have been obtained from the intermediary holding such shares on your behalf in accordance with applicable securities regulatory requirements.

As a result, any NOBO of the Corporation can expect to receive in the Notice Package a scannable VIF from CST Trust Company. Please complete and return the VIF to CST Trust Company in the envelope provided. In addition, telephone voting and internet voting are available, as further described in the VIF. Instructions with respect to the procedures for telephone and internet voting can be found in the VIF. CST Trust Company will tabulate the results of the VIFs received from the Corporation’s NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs received by CST Trust Company.

By choosing to send the Notice Package to you directly, the Corporation (and not the intermediary holding Common Shares on your behalf) has assumed responsibility for (i) delivering the Notice Package to you, and (ii) executing your proper voting instructions. The intermediary holding Common Shares on your behalf has appointed you as the proxy holder of such shares, and therefore you can provide your voting instructions by completing the proxy included with this Circular in the same way as a Registered Shareholder. Please refer to the information under the heading “Appointment and Revocation of Proxies - Registered Shareholders” for a description of the procedure to return a proxy, your right to appoint another person or company to attend the meeting, and your right to revoke the proxy.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her broker, a Beneficial Shareholder may attend the Meeting as proxy holder for the Registered Shareholder and vote the Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxy holder for the Registered Shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker.

EXERCISE OF DISCRETION BY PROXIES

Where a choice is specified, the Common Shares represented by proxy will be voted for, withheld from voting or voted against, as directed, on any poll or ballot that may be called. Where no choice is specified, the proxy will confer discretionary authority and will be voted in favour of all matters referred to on the form of proxy. Accordingly, in the absence of any direction to the contrary, Common Shares represented by properly-executed proxies in favour of the persons designated in the enclosed form of proxy will be voted FOR the: (i) election of directors, (ii) appointment of auditors and authorization of the directors to fix their remuneration, (iii) approval of the Performance Share Unit Plan, (iv) approval of the Deferred Share Unit Plan, (v) approval of an amendment to the Corporation’s Executive Stock Option Plan extending the expiry dates of stock options that occur during or immediately after a “blackout period”, (vi) approval of an amendment to the Corporation’s Executive Stock Option Plan with respect to its amendment provisions, (vii) approval of an amendment to the Corporation’s Executive Stock Option Plan with respect to the vesting schedule of stock options; (viii) approval of an amendment to By-Law 2003-1 of the Corporation so as to increase the quorum requirement for meetings of shareholders of the Corporation, and (ix) approval of an amendment to By-Law 2003-1 of the Corporation so as to remove a second or “casting” vote of the Chairman at meetings of the Board of Directors of the Corporation, the whole as stated under such headings in this Circular.

The proxy also confers discretionary authority to vote for, withhold from voting, or vote against amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting.

Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business that will be presented at the Meeting other than that referred to in the Notice of Meeting. However, if any other matters, not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein and, in such case, it is their intention to vote in accordance with the recommendations of management of the Corporation.

VOTING SHARES

As of April 23, 2014, there were 60,776,649 Common Shares issued and outstanding. Each Common Share entitles the holder thereof to one vote. The Corporation has fixed April 23, 2014 as the record date (the “Record Date”) for the purpose of determining shareholders entitled to receive notice of the Meeting. Pursuant to the Canada Business Corporations Act (“CBCA”), the Corporation is required to prepare, no later than ten days after the Record Date, an alphabetical list of shareholders entitled to vote as of the Record Date that shows the number of Common Shares held by each shareholder. A shareholder whose name appears on the list referred to above is entitled to vote the Common Shares shown opposite the shareholder’s name at the Meeting. The list of shareholders is available for inspection during usual business hours at the registered office of the Corporation, 800 Place Victoria, Suite 3700, Montreal, Québec H4Z 1E9 and at the Meeting.

PRINCIPAL SHAREHOLDER

As of April 23, 2014, to the knowledge of the directors and executive officers of the Corporation, the following is the only person who beneficially owns, or exercises control or direction over, directly or indirectly, more than 10% of the issued and outstanding Common Shares of the Corporation:

Name	Number of Common Shares held	Percentage

Fidelity Management & Research Co. (1)	7,744,300	12.74

(1)	Based on a report filed on February 14, 2014 by FMR LLC with the United States Securities and Exchange Commission reflecting ownership as of February 14, 2014.

BUSINESS OF THE MEETING

Receiving the Financial Statements

The audited consolidated financial statements of the Corporation as of and for the year ended December 31, 2013 and the Auditor’s Report thereon will be placed before the Meeting. These audited consolidated financial statements may be obtained from the Corporation upon request and will be available at the Meeting. The audited consolidated financial statements of the Corporation as of and for the fiscal year ended December 31, 2013 are available on the Corporation’s website at www.itape.com under the tab “Investor Relations” and have been filed with the Canadian securities regulatory authorities as well as the U.S. Securities and Exchange Commission.

Election of Directors

The Corporation’s Articles of Amalgamation provide for a minimum of three and a maximum of eleven directors. The Board of Directors has fixed the number of directors at eight. Each director elected at the Meeting will hold office until the next annual meeting of shareholders or until the election of his successor, unless the director’s seat on the Board of Directors becomes vacant for any reason.

Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the election of the nominees whose names appear on page 8 hereof. Management does not expect that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying form of proxy will vote in their discretion for a substitute nominee, unless the shareholder has directed otherwise in the proxy or the proxy specifies the Common Shares are to be withheld from voting in the election of directors.

Appointment of Auditors

Management and the Board of Directors propose that Raymond Chabot Grant Thornton LLP be appointed as the Corporation’s auditors until the close of the next annual meeting. Raymond Chabot Grant Thornton LLP have been the Corporation’s auditors for more than five years.

The Audit Committee has a policy that restricts the services that may be provided by the auditors and the fees paid to the auditors. All services provided by the auditors must be permitted by law, permitted by the Audit Committee policy and be pre-approved by the Audit Committee as per the policy. Fees paid or accrued to the auditors for the past two fiscal years ended December 31, 2013 and 2012 are detailed below:

	2013 (CDN$)	2012 (CDN$)
Audit Fees	840,000	860,430
Audit-Related Fees	9,250	10,005
Tax Fees	78,225	75,038
All Other Fees	-	-
Total	927,475	945,473

The nature of each category of fee is described below.

Audit Fees. Audit fees were for professional services rendered for the integrated audit of the Corporation’s consolidated financial statements and internal control over financial reporting, assisting the Audit Committee in discharging its responsibilities for the review of the Corporation’s interim unaudited consolidated financial statements and services that generally only the independent auditor can reasonably provide, such as consent letters and assistance and review of documents filed with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission.

Audit-Related Fees. Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit not reported under the caption “Audit Fees” above. These services included consultations concerning financial accounting and reporting standards as well as the audit of certain of the Corporation’s pension plans.

Tax Fees. Tax fees were for tax compliance, tax advice and tax planning. These services included the preparation of the Canadian subsidiaries’ income tax returns, assistance with questions regarding tax audits from the various taxation authorities in Canada and tax planning relating to common forms of domestic and international taxation.

All Other Fees. All other fees were for services provided other than the audit fees, audit-related fees and tax fees described above. No such fees have been billed in the last two fiscal years.

Except where authorization to vote with respect to the appointment of auditors is withheld, the persons named in the accompanying form of proxy intend to vote FOR the appointment of Raymond Chabot Grant Thornton LLP as the auditors of the Corporation until the next annual meeting of shareholders, at remuneration to be determined by the Board of Directors.

Approval of the Performance Share Unit Plan

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution to approve and adopt the Performance Share Unit Plan of the Corporation. See page 29 hereof for information regarding the Performance Share Unit Plan. The Board of Directors recommends that shareholders vote in favour of the resolution to approve and adopt the Performance Share Unit Plan of the Corporation. Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the resolution to approve and adopt the Performance Share Unit Plan of the Corporation.

Approval of the Deferred Share Unit Plan

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution to approve and adopt the Deferred Share Unit Plan of the Corporation. See page 32 hereof for information regarding the Deferred Share Unit Plan. The Board of Directors recommends that shareholders vote in favour of the resolution to approve and adopt the Deferred Share Unit Plan of the Corporation. Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the resolution to approve and adopt the Deferred Share Unit Plan of the Corporation.

Approval of Amendment to the Corporation’s Executive Stock Option Plan - Blackout Periods

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution to approve an amendment to the Corporation’s Executive Stock Option Plan (“ESOP”) extending the expiry dates of stock options that occur during or immediately after a “blackout period”. See page 34 hereof for information regarding the proposed amendment to the ESOP. The Board of Directors recommends that shareholders vote in favour of the resolution to approve and adopt the amendment to the ESOP extending the expiry dates of stock options that occur during or immediately after a “blackout period”. Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the foregoing resolution.

Approval of Amendment to the Corporation’s Executive Stock Option Plan - Amendment Provisions

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution to approve an amendment to the ESOP with respect to its amendment provisions. See page 35 hereof for information regarding the proposed amendment to the ESOP. The Board of Directors recommends that shareholders vote in favour of the resolution to approve and adopt the amendment to the ESOP with respect to its amendment provisions. Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the foregoing resolution.

Approval of Amendment to the Corporation’s Executive Stock Option Plan - Vesting Schedule of Stock Options

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution to approve an amendment to the ESOP with respect to the vesting schedule of stock options granted in future. See page 36 hereof for information regarding the proposed amendment to the ESOP. The Board of Directors recommends that shareholders vote in favour of the resolution to approve and adopt the amendment to the ESOP with respect to the vesting schedule of stock options. Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the foregoing resolution.

Approval of Amendment to the Corporation’s By-Laws - Quorum Requirement

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution to ratify and confirm an amendment to General By-Law 2003-1 of the Corporation so as to increase quorum for meetings of shareholders of the Corporation to at least three persons present in person and holding or representing by proxy at least 25% of the shares of the Corporation entitled to be voted at the meeting. See page 37 hereof for information regarding the quorum amendment to General By-Law 2003-1. The Board of Directors recommends that shareholders vote in favour of the resolution to ratify and confirm the amendment to General By-Law 2003-1 relating to quorum. Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the resolution to ratify and confirm the amendment to General By-Law 2003-1 relating to quorum.

Approval of Amendment to the Corporation’s By-Laws - “Casting Vote”

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution to ratify and confirm an amendment to General By-Law 2003-1 of the Corporation so as to remove a second or “casting” vote of the Chairman at meetings of the Board of Directors of the Corporation. See page 38 hereof for information regarding the “casting vote” amendment to General By-Law 2003-1. The Board of Directors recommends that shareholders vote in favour of the resolution to ratify and confirm the amendment to General By-Law 2003-1 relating to removal of a “casting vote”. Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the resolution to ratify and confirm the amendment to General By-Law 2003-1 relating to removal of a “casting vote”.

Other Matters

Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business that will be presented at the Meeting other than that referred to in the Notice of Meeting. However, if any other matters, not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein and, in such case it is their intention to vote in accordance with the recommendations of management of the Corporation.

ELECTION OF DIRECTORS

Number of Directors

The Board of Directors currently consists of eight directors. The persons named in the enclosed form of proxy intend to vote for the election of the eight nominees whose names are set out below. Each director will hold office until the next annual meeting of shareholders or until the election of his successor, unless the director’s seat on the Board of Directors becomes vacant for any reason.

Nominees for Election to the Board of Directors

The following table sets out the name of each of the persons proposed to be nominated for election as a director, all other positions and offices with the Corporation now held by such person, his province or state, and country of residence and principal occupation, the date on which such person became a director of the Corporation, the members of each committee of the Board of Directors and the number of Common Shares of the Corporation that such person has advised are beneficially owned or over which control or direction is exercised, directly or indirectly, by such person as of the date indicated below.

Name, province or state and country of residence and position with the Corporation	Principal occupation	Director since	Number of Common Shares beneficially owned or over which control or direction is exercised as of April 23, 2014(1)

Eric E. Baker(2)(3) Ontario, Canada Chairman of the Board of Directors	Managing Partner Miralta Capital L.P. President Altacap Investors Inc. (private equity manager)	June 28, 2007(4)	3,019,039

Robert M. Beil(3)(5) Arizona, U.S.A. Director	Retired	September 5, 2007	52,196

George J. Bunze, CPA, CMA(3)(6) Québec, Canada Director	Vice-Chairman and Director Kruger Inc. (manufacturer of paper, tissue, wood products, energy (hydro/wind) and wine and spirits products)	June 28, 2007	56,871

Robert J. Foster(5)(6) Ontario, Canada Lead Director	CEO and President Capital Canada Limited (investment banking firm)	June 8, 2010	67,500

James Pantelidis(6) Ontario, Canada Director	Director and Chairman of the Board Parkland Fuel Corporation (marketer of petroleum products) Director and Chairman of the Board EnerCare Inc. (water heater company)	May 16, 2012	5,000

Jorge N. Quintas(5)(7) Porto, Portugal Director	President Nelson Quintas SGPS, SA (manufacturer of electrical and telecommunication cables)	June 29, 2009	24,657

Gregory A. C. Yull(2) Florida, U.S.A. Director, Chief Executive Officer and President of the Corporation	Chief Executive Officer and President of the Corporation	August 2, 2010	390,123

Melbourne F. Yull(2) Florida, U.S.A. Director	President Sammana Group, Inc. (holding company)	June 28, 2007(8)	2,205,120

(1)	This information was provided to the Corporation by the respective directors.
(2)	Member of the Executive Committee.
(3)	Member of the Corporate Governance and Nominating Committee.
(4)	Mr. Baker was also a director of the Corporation from its incorporation on December 22, 1989 to July 4, 2000 and, prior thereto, a director of a predecessor company from 1984.
(5)	Member of the Human Resources and Compensation Committee.
(6)	Member of the Audit Committee.

(7)	Mr. Quintas was also a director of the Corporation from May 2005 to June 2006.
(8)

Mr. Yull was also a director of the Corporation from its incorporation on December 22, 1989 to June 14, 2006 (when he retired as Chairman of the Board of Directors and Chief Executive Office of the Corporation) and, prior thereto, a director of a predecessor company from 1981. He served as Executive Director of the Corporation between June 28, 2007 and June 8, 2010.

Directors who are not officers of the Corporation are required to own a minimum of 50,000 Common Shares by August 2014 in order to remain eligible for future option grants. As of April 23, 2014, all of the directors who are not officers of the Corporation are in compliance with the ownership requirements other than two directors, one of whom was appointed in May 2012 and who has until May 2015 to comply, and one director who is subject to the August 2014 deadline.

To the knowledge of the Corporation, none of the foregoing nominees for election as director of the Corporation:

(a)	is, or within the last ten years has been, a director, chief executive officer or chief financial officer of any company that:

(i)

was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under applicable securities legislation, and which in all cases was in effect for a period of more than 30 consecutive days (an “Order”), which Order was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer of such company; or

(ii)

was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer of such company; or

(b)

is, or within the last ten years has been, a director or executive officer of any company that, while the proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except for Eric E. Baker, a former director of AldeaVision Solutions Inc., a company whose shares were listed on the TSX Venture Exchange and which in 2007 filed court proceedings before the Superior Court of Québec for protection under the Companies’ Creditors Arrangement Act (Canada); and James Pantelidis, who made a private investment in Tattoo Footwear Inc. and joined the board of that company in 2003. In the twelve-month period following the sale of his shares and departure from the board of Tattoo Footwear Inc. in 2004, the company went into receivership; or

(c)

has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets.

None of the foregoing nominees for election as director of the Corporation has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

Majority Voting for Directors

In April 2013, the Board of Directors adopted a majority voting policy. Under this policy, in an uncontested election of directors, any nominee proposed for election as a director who receives a greater number of “withheld” votes than “for” votes is expected to promptly following the date of the shareholders’ meeting at which the election occurred, tender his or her resignation to the Chairman of the Board of Directors for consideration by the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors, with the resignation to take effect upon acceptance by the Board of Directors. This policy applies only to “uncontested elections”, that is elections where the number of nominees for Director is equal to the number of Directors to be elected.

The Board of Directors will act on the Committee’s recommendation within 90 days following the date of the shareholders’ meeting at which the election occurred. Following the Board of Directors’ decision on the Committee’s recommendation, the Board of Directors will promptly disclose, by way of a press release, the Board of Directors’ decision whether or not to accept the director’s resignation offer, together with an explanation of the process by which the decision was made and, if applicable, the Board of Directors’ reason or reasons for rejecting the tendered resignation.

The Committee will be expected to accept the resignation except in situations where extenuating circumstances would warrant the applicable director to continue to serve on the Board of Directors. In considering whether or not to accept the resignation, the Committee will consider all factors deemed relevant by the Committee including, without limitation, the stated reason or reasons why shareholders “withheld” votes from the election of that nominee, the length of service and the qualifications of the director whose resignation has been tendered (including, for example, the impact the director’s resignation would have on the Corporation’s compliance with the requirements of applicable corporate and securities laws and the rules of any stock exchange on which the Corporation’s securities are listed or posted for trading), such director’s contributions to the Corporation, and whether the director’s resignation from the Board of Directors would be in the best interests of the Corporation.

The Committee will also consider a range of possible alternatives concerning the director’s tendered resignation as the Committee deems appropriate including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the “withheld” votes.

A director who tenders his or her resignation will not participate in any meetings to consider whether the resignation will be accepted.

Shareholders should note that, as a result of the majority voting policy, a ‘‘withhold’’ vote is effectively the same as a vote against a director nominee in an uncontested election.

DIRECTORS’ AND OFFICERS’ INSURANCE

The Corporation maintains directors’ and officers’ liability insurance covering liability, including defense costs, of directors and officers of the Corporation incurred as a result of acting in such capacity, provided that they acted honestly and in good faith with a view to the best interests of the Corporation. The current limit of the insurance is $50 million. An annual premium of $126,810 was paid by the Corporation in 2013 with respect to the period from December 1, 2013 to December 1, 2014. Claims payable to the Corporation are subject to retention or a deductible of up to $50,000 per occurrence.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

This discussion describes the Corporation’s compensation program for each person who acted as Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) and the three most highly-compensated executive officers (or three most highly-compensated individuals acting in a similar capacity), other than the CEO and CFO, whose total compensation was more than $150,000 in the Corporation’s last financial year (each a “Named Executive Officer” or “NEO” and collectively, the “Named Executive Officers”). This section addresses the Corporation’s philosophy and objectives and provides a review of the process that the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) follows in deciding how to compensate the Named Executive Officers. This section also provides discussion and analysis of the Compensation Committee’s specific decisions regarding the compensation of the Named Executive Officers for the financial year ended December 31, 2013. Bernard J. Pitz served as CFO from November 12, 2009 to January 30, 2014. Michael C. Jay, Corporate Controller since 2011, has assumed the duties of Interim Chief Financial Officer (“Interim CFO”) until a successor to Mr. Pitz is found.

The CEO, CFO and other NEOs are required to own a minimum of 300,000, 100,000 and 50,000 Common Shares, respectively, by August 2014 in order to remain eligible for future stock option grants. As of April 23, 2014, all are in compliance with the foregoing ownership requirements.

Compensation Committee

The Compensation Committee is composed of three directors, namely Robert M. Beil (Chairman), Robert J. Foster and Jorge N. Quintas, none of whom is or has been at any previous time an employee of the Corporation or any of its subsidiaries, and all of whom are considered independent within the meaning of National Instrument 52 – 110 Audit Committee. The Compensation Committee reviews annually the performance of the executives and ensures that it understands compensation trends and that the programs in place are adequate. When circumstances warrant it, the Compensation Committee may make recommendations that deviate from current policies. The Board of Directors is of the view that the Compensation Committee collectively has the knowledge, experience and background to fulfill its mandate, and that each of the members of the Compensation Committee has direct experience relevant to his responsibilities regarding executive compensation. Each of the members of the Compensation Committee is an experienced senior executive. In particular, Messrs. Foster and Quintas are presidents of their respective firms and Mr. Beil has extensive experience with the design and implementation of executive compensation packages. These collective skills and extensive experience enable the Compensation Committee to make decisions on the suitability of the Corporation’s compensation policies and practices.

Compensation Program Philosophy

The Corporation’s executive compensation philosophy and program objectives are directed primarily by two guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interest between the Corporation’s executives and shareholders so that a significant portion of each executive’s compensation is linked to maximizing shareholder value. In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Corporation’s short-term and long-term success. The Corporation attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

Three primary components comprise the Corporation’s compensation program. They are basic salary, annual incentive bonuses based on performance, and long-term incentive plans allowing for multiple award vehicles such as stock options granted pursuant to the Corporation’s ESOP or stock appreciation rights (“SARs”) granted pursuant to the Corporation’s 2012 Appreciation Rights Plan (the “SAR Plan”). As set out herein, the Corporation is proposing for approval at the Meeting the adoption of an additional long-term incentive plan for executives and key employees in the form of a Performance Share Unit Plan. See page 29 for a description of this proposed plan.

Each element of compensation fulfills a different role in attracting, retaining and motivating qualified executives and employees with the expertise and skills required in the business of the Corporation, who can effectively contribute to its long-term success and objectives. The following describes the Corporation’s executive compensation program by component of compensation and discusses how each component relates to the Corporation’s overall executive compensation objective. In establishing the executive compensation program, the Corporation believes that:

(a)

base salaries provide an immediate cash incentive for the Corporation’s Named Executive Officers and should be at levels competitive with peer companies that compete with the Corporation for business opportunities and executive talent;

(b)

annual incentive bonuses encourage and reward performance over the financial year compared to predefined goals and objectives and reflect progress toward company-wide performance objectives and personal objectives; and

(c)

long-term incentives such as stock options and SARs, and, in future, performance share units, ensure that the Named Executive Officers are motivated to achieve long-term growth of the Corporation and continuing increases in shareholder value, and provide capital accumulation linked directly to the Corporation’s performance.

The Corporation places equal emphasis on base salary and stock options or SARs as short-term and long-term incentives, respectively. If the Performance Share Unit Plan is approved at the Meeting and by regulatory authorities, it will provide the Corporation with an additional long-term incentive for executives, in which case it is likely that no SARs will be issued in future. Annual incentive bonuses are related to performance and may form a greater or lesser part of the entire compensation package in any given year.

Purpose

The Corporation’s executive compensation program has been designed to accomplish the following long-term objectives:

(a)	create a proper balance between building shareholder wealth and competitive executive compensation while maintaining good corporate governance;

(b)	produce long-term, positive results for the Corporation’s shareholders;

(c)	align executive compensation with corporate performance and appropriate peer-group comparisons; and

(d)	provide market-competitive compensation and benefits that will enable the Corporation to recruit, retain and motivate the executive talent necessary to be successful.

Compensation Process

The Compensation Committee administers the Corporation’s compensation program in accordance with the mandate set out in the Compensation Committee’s charter, which has been adopted by the Board of Directors. Part of the mandate is to evaluate and recommend to the Board of Directors compensation policies and programs for the Corporation’s directors, executive officers and senior management, including option grants under the ESOP and awards of SARs under the SAR Plan, both described below. If the Performance Share Unit Plan and Deferred Share Unit Plan are approved at the Meeting and by regulatory authorities, the Compensation Committee will also have the mandate to recommend to the Board of Directors grants under each of these plans.

The Compensation Committee has the authority to retain compensation consultants to assist in the evaluation of director, CEO and senior executive compensation. In 2012, the Corporation retained Buck Consultants, LLC (“Buck Consultants”) for advice relating to the competitiveness and appropriateness of the compensation programs of the Corporation for the President and CEO and other key executives, as the case may be. The services provided by Buck Consultants may include, but are not limited to, advice on base salaries, short-term, medium-term and long-term incentive programs, pension plans, social benefits, awards and provisions regarding employment and change of control. In connection with these services, Buck Consultants may review the Corporation’s compensation policies (including making recommendations on the companies forming part of the peer group of companies representative of the competitive market for the Corporation, positioning regarding compensation and performance, performance measures, etc.), the design of the programs and the levels of compensation compared to market and may make observations and recommendations regarding amendments where appropriate.

The CEO makes recommendations to the Compensation Committee as to the compensation of the Corporation’s executive officers, other than himself. The Compensation Committee annually reviews the compensation levels for the executive officers and certain members of senior management. The Compensation Committee makes recommendations to the Board of Directors as to the compensation of the CEO and the other Named Executive Officers for approval, in accordance with the same criteria upon which the compensation of all other executive officers is based. For the fiscal year ended December 31, 2013, the Compensation Committee reviewed information it received from the CEO. It used this information to determine and approve such changes to the general compensation levels that it considered appropriate. In addition, on the recommendation of the CEO as concerns executive officers, the Compensation Committee recommended to the Board of Directors discretionary stock option grants for executive officers and senior management and for the CEO. In arriving at its decisions, the Compensation Committee reviewed industry comparisons for similar-sized companies and for other companies in the packaging materials sector. Based on these criteria, for the fiscal years ended December 31, 2012 and 2013, the peer group was comprised of the following companies: AEP Industries Inc., AptarGroup, Inc., Boise Inc., EnPro Industries, Exopack Holding, Corp., Myers Industries, Inc., Packaging Corporation of America and Tredegar Corporation.

Buck Consultants reviewed the composition of this peer group. Following that review, Buck Consultants developed a “peers-of-peers” list as a framework for a revised peer group. Based on discussions with management, that list was refined to include companies that have revenues between 0.4x and 2.4x the Corporation’s revenues and are in the closest Global Industry Classification Standards (GICS), that is, have the same 4-digit or 8-digit codes as the Corporation. Based on these criteria, the revised comparative group was comprised of the following companies: AEP Industries Inc., Buckeye Technologies, Inc., Clearwater Paper Corporation, Dorman Products, Inc., Kapstone Paper and Packaging Co., Multi-Color Corporation, Myers Industries, Inc., Neenah Paper, Inc., OMNOVA Solutions Inc., P.H. Glatfelter Company, Schweitzer-Mauduit International, Spartech Corporation, Tredegar Corporation and Wausau Paper Corp. After determining 2013 executive compensation, the Compensation Committee reviewed the revised comparative group as validation of its compensation decisions.

Although the Compensation Committee may rely on information and advice obtained from consultants, all decisions with respect to executive compensation are made by the Board of Directors upon recommendation of the Compensation Committee and may reflect factors and considerations that differ from information and recommendations provided by such consultants, such as merit and the need to retain high-performing executives. Accordingly, the Board of Directors may exercise discretion either to award compensation absent attainment of the relevant performance goal or similar condition or to reduce or increase the size of any award or payout to one or more Named Executive Officer. During 2013, Buck Consultants met with the Compensation Committee Chair and attended relevant portions of Compensation Committee meetings, as necessary.

Further to an assessment by the Compensation Committee of the Corporation’s practices with respect to the long-term incentive component of its compensation program as concerns the consistency of the Corporation’s long-term incentive plan with current trends and competitive markets, as well as the levels of compensation delivered by the Corporation’s long-term incentive plan, the Corporation is presenting for approval at the Meeting the Performance Share Unit Plan for executives and key employees and the Deferred Share Unit Plan for non-executive directors. In the event that the Performance Share Unit Plan and Deferred Share Unit Plan are approved, it is likely that that no SARs will be issued in future

Base Salaries

The base salaries of the Named Executive Officers are reviewed annually to ensure that they take into account the following factors: market and economic conditions; levels of responsibility and accountability of each Named Executive Officer; skill and competencies of each Named Executive Officer; retention considerations; and level of demonstrated performance.

Variable Cash Incentive Awards – Bonuses

The Compensation Committee’s philosophy with respect to executive officer bonuses is to align the payments of bonuses with the performance of the Corporation, based on predefined goals and objectives established by the Compensation Committee and management. As a result of the fiscal 2013 performance of the Corporation, the Compensation Committee recommended the payment of bonuses to the Named Executive Officers for the fiscal year ended December 31, 2013.

Each of the Named Executive Officers received a performance bonus for 2013. Bonuses paid depend on the level of achievement of financial objectives of the Corporation. The Corporation attributes to each executive, depending on his hierarchic level, a bonus target level set as a percentage of his salary, representing the amount which will be paid if all objectives are achieved according to the targets set. Actual bonuses may vary between zero and twice the target bonus, based on the level of achievement of the predetermined objectives set out at the beginning of the fiscal year. The objectives and weight attached thereto are re-evaluated on an annual basis by the Compensation Committee and communicated to the relevant individuals.

For the fiscal year ended December 31, 2013, the bonuses were based on the Corporation achieving certain target amounts for:

(i)

Adjusted EBITDA, which the Corporation defines as net earnings (loss) before (i) interest and other (income) expense; (ii) income tax expense (benefit); (iii) refinancing expense, net of amortization; (iv) amortization of debt issue costs; (v) amortization of intangible assets; (vi) depreciation of property, plant and equipment; (vii) manufacturing facility closures, restructuring and other related charges; (viii) stock-based compensation expense; (ix) impairment of goodwill; (x) impairment of long-lived assets and other assets; (xi) write-down on assets classified as held-for-sale; and (xii) other discrete items as disclosed; and

(ii)	Cash flows from operations after changes in working capital.

At the Compensation Committee’s recommendation, the Board of Directors elected to use Adjusted EBITDA in determining bonuses for 2013 because certain expenses and charges incurred by the Corporation during the year (e.g., manufacturing facility closures, restructuring and other related charges) were in the long-term interest of the Corporation and that such amounts should not impact the ability of the Named Executive Officers to achieve the performance bonus targets.

The target amount for Adjusted EBITDA for 2013 was set at $96 million (the “Adjusted EBITDA Target”) and the target amount for cash flows from operations after changes in working capital was $73.5 million (the “Cash Flows Target”). The Corporation’s Adjusted EBITDA for 2013 was $103,056,000 which was 107.3% of the Adjusted EBITDA Target. The Corporation’s cash flows from operations after changes in working capital for 2013 was $82,160,000 which was 111.8% of the Cash Flows Target. The utilization of Adjusted EBITDA, rather than EBITDA, had the effect of increasing the bonus payable to the Named Executive Officers.

The following table presents the target incentive compensation as a percentage of salary, the indicators used in 2013 to measure the Corporation’s performance for purposes of the short-term incentive compensation program and their relative weight.

		Gregory A. C. Yull	Bernard J. Pitz(1)	Shawn Nelson	Douglas Nalette	Joseph Tocci
2013 Annual Base Salary		$525,000	$393,382	$323,575	$339,900	$302,357
Incentive compensation as a percentage of salary	Minimum Target Maximum	0% 100% 150%	0% 100% 150%	0% 50% 100%	0% 50% 100%	0% 50% 100%

Relative weight of financial indicators
Adjusted EBITDA		50%	50%	50%	50%	50%

Cash flows from operations after changes in working capital		50%	50%	50%	50%	50%

Total		100%	100%	100%	100%	100%

(1)	Bernard J. Pitz served as CFO until January 30, 2014. Michael C. Jay, Corporate Controller, has assumed the duties of Interim CFO until a successor is found.

The bonus is calculated using, for each of the Adjusted EBITDA and Cash flows from operations after changes in working capital objectives, the following formula and is equal to the sum of all results:

Annual base salary X number of applicable months	X	Bonus percentage As determined based on the performance relative to the applicable objective’s target and as capped by the applicable maximum	X	Weight of financial indicator
12 months

Named Executive Officers were also eligible for prorated bonus amounts if between 90% and 100% of the target objectives were achieved by the Corporation.

The Named Executive Officers were also eligible for an additional bonus calculated using an Adjusted EBITDA target amount of $105 million (the “Reach Adjusted EBITDA Target”). This additional bonus is calculated using the following formula (note that the fraction below is capped by the applicable maximum):

Actual Adjusted EBITDA – Adjusted EBITDA Target	X	Maximum bonus amount –	X	Weight of financial indicator
Reach Adjusted EBITDA Target – Adjusted EBITDA Target		Target bonus amount

The Named Executive Officers were also eligible for an additional bonus calculated using a Cash Flows target amount of $78.1 million (the “Reach Cash Flows Target”). This additional bonus is calculated using the following formula (note that the fraction below is capped by the applicable maximum):

Cash flows from operations after changes in working capital – Cash Flows Target	X	Maximum bonus amount –	X	Weight of financial
Reach Cash Flows Target – Cash Flows Target		Target bonus amount		indicator

The following table presents the objectives for 2013 approved by the Board of Directors and the results achieved by the Corporation:

	Target	Result	Evaluation of Performance

Adjusted EBITDA	$96,000,000	$103,056,000	107.3%
Cash flows from operations after changes in working capital	$73,500,000	$82,160,000	111.8%
Reach Adjusted EBITDA	$105,000,000	$103,056,000	98.1%
Reach Cash Flows	$78,100,000	$82,160,000	105.2%

The following table presents, for each target objective, the bonus amount earned by the Named Executive Officers for 2013.

	Gregory A. C. Yull	Bernard J. Pitz(1)	Shawn Nelson	Douglas Nalette	Joseph Tocci

Adjusted EBITDA Target	$262,500	$196,691	$80,894	$84,945	$75,589
Cash Flows Target	$262,500	$196,191	$80,894	$84,945	$75,589
Reach Adjusted EBITDA Target	$102,889	$77,095	$63,413	$66,613	$59,256
Reach Cash Flows Target	$131,250	$98,345	$80,894	$84,975	$75,589

Total	$759,139	$568,822	$306,095	$321,538	$286,023

(1)	Bernard J. Pitz served as CFO until January 30, 2014. Michael C. Jay, Corporate Controller, has assumed the duties of Interim CFO until a successor is found.

It is the Corporation’s policy to recoup from executive officers or employees of the Corporation and its subsidiaries, as the case may be, annual incentive bonuses, special bonuses, other incentive compensation and equity-based awards, whether vested or unvested, paid, issued or granted to them, in the event of fraud, restatement of the Corporation’s financial results, material errors or omissions in the Corporation’s financial statements, or other events as may be determined from time to time by the Board of Directors in its discretion.

Stock Option Plan

The Corporation provides long-term incentive compensation to its Named Executive Officers through the ESOP. The ESOP is described in detail below under the heading “Securities Authorized for Issuance under Equity Compensation Plans – Executive Stock Option Plan”. The Compensation Committee recommends the granting of stock options from time to time based on its assessment of the appropriateness of doing so in light of the long-term strategic objectives of the Corporation, its current stage of development, the need to retain or attract particular key personnel, the number of stock options already outstanding and overall market conditions. The Compensation Committee views the granting of stock options as a means of promoting the success of the Corporation and higher returns to its shareholders. As such, the Compensation Committee does not grant stock options in excessively dilutive numbers or at exercise prices not reflective of the Corporation’s underlying value. During the fiscal year ended December 31, 2013, the Compensation Committee recommended the grant of stock options to the Named Executive Officers.

2012 Stock Appreciation Rights Plan

On June 20, 2012, the Board of Directors adopted the SAR Plan. The purpose of the SAR Plan is to (a) promote a proprietary interest in the Corporation among its executives and directors; (b) encourage the Corporation’s executives and directors to further the Corporation’s development; and (c) attract and retain the key employees necessary for the Corporation’s long-term success. The SAR Plan is administered by the Compensation Committee of the Board of Directors of the Corporation and authorizes the Corporation to award SARs to eligible persons. A SAR is a right to receive a cash payment equal to the difference between the base price of the SAR and the market value of a Common Share of the Corporation on the date of exercise. SARs can be settled only in cash. During the fiscal year ended December 31, 2013, the Compensation Committee did not recommend the granting of SARs to the Named Executive Officers or directors.

Group Benefits/Perquisites

The Compensation Committee believes that the perquisites for Named Executive Officers should be limited in scope and value and commensurate with perquisites offered by peer group companies. The perquisites, including property or other personal benefits provided to an Named Executive Officer that are not generally available to all employees in the year ended December 31, 2013 did not exceed in any case the lesser of $50,000 or 10% of the Named Executive Officer’s total salary.

Assessment of Risk Associated with the Corporation’s Compensation Policies and Practices

The Compensation Committee has assessed the Corporation’s compensation plans and programs for its executive officers to ensure alignment with the Corporation’s business plan and to evaluate the potential risks associated with those plans and programs. The Compensation Committee has concluded that the compensation policies and practices do not create any risks that are reasonably likely to have a material adverse effect on the Corporation.

The Compensation Committee considers the risks associated with executive compensation and corporate incentive plans when designing and reviewing such plans and programs.

Neither NEOs nor directors are permitted to purchase financial instruments (such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds) that are designed to hedge or offset a decrease in market value of equity securities of the Corporation granted as compensation or held, directly or indirectly, by the NEO or director.

Executive Compensation-Related Fees

“Executive Compensation-Related Fees” consist of fees for professional services billed by each consultant or advisor, or any of its affiliates, that are related to determining compensation for any of the Corporation’s directors and executive officers. In the fiscal years ended December 31, 2013, the Corporation paid to its compensation consultants Executive Compensation-Related Fees amounting to $56,107 ($72,930 for the fiscal year ended December  31, 2012).

Performance Graph

The following graph compares the cumulative five-year total return provided to shareholders on the Corporation’s Common Shares relative to the cumulative total returns of the Standard & Poors/TSX Composite Total Return Index (“S&P/TSX Composite”). An investment of $100 (with reinvestment of all dividends) is assumed to have been made in the Corporation’s Common Shares and in the Index on December 31, 2008 and their relative performance is tracked through December 31, 2013.

The Corporation’s share price in comparison to the S&P/TSX Composite Index under performed for the 2010 period and over performed for the 2009 through 2013 periods. The aggregate annual compensation of the Named Executive Officers decreased in 2009 and increased in 2010 through 2013.

There was no variable cash incentive award in 2009 based on the financial performance of the Corporation in 2008. In 2010, there was a variable cash incentive award based on the financial performance of the Tapes and Films Division in 2009. In

2011 through 2013, there were variable cash incentive awards based on the financial performance of the Corporation (Divisions have been eliminated).

The Compensation Committee does not establish compensation or incentive levels based solely on the market value of the Common Shares of the Corporation. The Compensation Committee believes that there are a variety of factors that have an impact on the market value of the Corporation’s Common Shares that are not reflective of the underlying performance of the Named Executive Officers, including the general market volatility.

Summary of the Compensation of the Named Executive Officers

The following table provides information for the financial years ended December 31, 2013, 2012 and 2011 regarding compensation paid to or earned by the Named Executive Officers.

Summary Compensation Table

Name and Principal Occupation	Year	Salary ($)	Share- Based Awards(1) ($)	Option- Based Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		Pension Value(4) ($)	All other Compensation(5) ($)	Total Compensation ($)
					Annual Incentive Plans	Long-Term Incentive Plans

Gregory A. C. Yull CEO & President	2013 2012 2011	514,423 489,519 464,711	— 2,179,511 —	1,063,034 — 338,304	759,139 600,000 475,000	— — —	15,300 15,000 9,065	24,566(6) 23,444(7) 19,442(8)	2,376,462 3,307,474 1,306,522

Bernard J. Pitz(10) Chief Financial Officer	2013 2012 2011	390,297 378,929 368,141	— 670,255 —	311,474 — 111,666	568,822 452,704 370,800	— — —	15,300 15,000 9,065	29,818 1,225(9) —	1,315,711 1,518,113 859,672

Shawn Nelson Senior Vice-President Sales	2013 2012 2011	321,037 311,687 297,616	— 324,972 —	173,041 — 55,833	306,095 314,150 193,385	— — —	15,300 15,000 9,065	— — —	815,473 965,809 555,899

Douglas R. Nalette Senior Vice President Operations	2013 2012 2011	337,235 320,000 281,385	— 324,972 —	173,041 — 55,833	321,538 330,000 183,874	— — —	15,300 15,500 4,168	— — —	847,114 989,972 525,260

Joseph Tocci, Senior Vice-President Logistics & Supply Chain	2013 2012 2011	299,986 291,248 273,923	— 324,972 —	173,041 — 55,833	286,023 293,550 180,704	— — —	15,300 15,000 9,065	— — —	774,350 924,770 519,525

(1)

The amount shown for each share-based award is the grant date fair value of the SARs that were granted to the Named Executive Officer under the SAR Plan during the specified financial year. It should be noted that the actual value received, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares. The base value of a SAR is the closing price of the Corporation’s Common Shares on the Toronto Stock Exchange on the trading day immediately preceding the day on which a SAR is granted. The base value of SARs granted in 2012 is CDN$7.56. The grant date fair value of share-based awards granted on June 28, 2012 to Bernard J. Pitz, Shawn Nelson, Douglas R. Nalette and Joseph Tocci is estimated at the date of the grant using the Black-Scholes option pricing model, a commonly-used method, with the following assumptions: estimated volatility of 65.74%, estimated dividend yield of 0%, risk-free interest rate of 1.17%, and expected term of five years. The grant date fair value of share-based awards granted on June 28, 2012 to Gregory A. C. Yull is estimated at the date of the grant using the Black-Scholes option pricing model, with the following assumptions: estimated volatility of 59.62%, estimated dividend yield of 0%, risk-free interest rate of 1.38%, and expected term of seven years. No share-based awards were granted to NEOs during the 2013 financial year. Even if the Corporation uses the Black-Scholes method to determine the value for accounting purposes used for its consolidated financial statements, such value may be different from the value appearing in the table above as the Corporation uses a specific Black-Scholes factor at each date of grant calculated based on assumptions as to the sensibility of the security, the risk-free interest rate, the dividend rate and the life expectancy appropriate as of such date, the whole as described in the notes to the consolidated financial statements.

(2)

The amount shown for each option-based award is the grant date fair value of the stock options awarded to the Named Execution Officer under the ESOP for the specified financial year. It should be noted that the actual value received, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares. The grant date fair value of awards granted on June 5, 2013 to Gregory A. C. Yull is estimated at the date of the grant using the Black-Scholes option pricing model, a commonly-used method, with the following assumptions: estimated volatility of 43.80%, estimated dividend yield of 2.75%, risk-free interest rate of 1.76%, and expected term of seven years. The grant date fair value of awards granted on June 5, 2013 to Bernard J. Pitz, Shawn Nelson Douglas R. Nalette and Joseph Tocci is estimated at the date of the grant using the Black-Scholes option pricing model, with the following assumptions: estimated volatility of 42.50%, estimated dividend yield of 2.75%, risk-free interest rate of 1.45%, and expected term of five years. No option-based awards were granted to NEOs during the 2012 financial year. The fair value of option-based awards granted on June 27, 2011 to Bernard J. Pitz, Shawn Nelson, Douglas R. Nalette and Joseph Tocci is estimated at the date of the grant using the Black-Scholes option pricing model, a commonly-used method, with the following assumptions: estimated volatility of 65.87%, estimated dividend yield of 0%, risk-free interest rate of 2.48%, and expected term of six years. The fair value of option-based awards granted on June 7, 2011 to Gregory A. C. Yull is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: estimated volatility of 65.81%, estimated dividend yield of 0%, risk-free interest rate of 2.45% and expected term of six years. Even if the Corporation uses the Black-Scholes method to determine the value for accounting purposes used for its consolidated financial statements, such value may be different from the value appearing in the table above as the Corporation uses a specific Black-Scholes factor at each date of grant calculated based on assumptions as to the sensibility of the security, the risk-free interest rate, the dividend rate and the life expectancy appropriate as of such date, the whole as described in the notes to the consolidated financial statements.
(3)

The amounts shown for annual incentive plans represent amounts awarded under the Corporation’s senior management bonus plan. Award amounts are based on the level of achievement of financial objectives of the Corporation. See the section above entitled “Variable Cash Incentive Awards – Bonuses” for additional information. These amounts were paid to NEOs on April 1, 2014.

(4)

Represents the Corporation’s contribution to its defined contribution pension plan, which qualifies as a deferred salary arrangement under section 401(k) of the United States Internal Revenue Code. In addition, the Pension Value for Gregory A. C. Yull relating to the defined benefit plan is $(440,125) in 2013 ($1,956,535 in 2012 and $584,438 in 2011).

(5)

Except as otherwise indicated, the value of perquisites received by each of the Named Executive Officers, including property or other personal benefits provided to the Named Executive Officers that are not generally available to all employees, were not in the aggregate greater than the lesser of $50,000 or 10% of the Named Executive Officer’s total salary for the financial year.

(6)	Primarily includes an amount of $24,530 with respect to a Corporation-leased vehicle and tax gross-up paid by the Corporation to Mr. Yull pursuant to the terms of his employment agreement.
(7)	Primarily includes an amount of $21,589 with respect to a Corporation-leased vehicle and tax gross-up paid by the Corporation to Mr. Yull pursuant to the terms of his employment agreement.
(8)	Primarily includes an amount of $17,150 with respect to a Corporation-leased vehicle and tax gross-up paid by the Corporation to Mr. Yull pursuant to the terms of his employment agreement.
(9)	Represents amounts paid with respect to relocation costs.
(10)	Bernard J. Pitz served as CFO until January 30, 2014. Michael C. Jay, Corporate Controller, has assumed the duties of Interim CFO until a successor is found.

Incentive Plan Awards—Outstanding Share-Based Awards and Option-Based Awards

The following table sets out the details of all outstanding stock options granted to the Named Executive Officers at December 31, 2013, the end of the most recently-completed financial year of the Corporation.

	Option-Based Awards				Share-Based Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (CDN$)	Option Expiration Date	Value of Unexercised In-the-Money Options(1) (CDN$)	Number of Shares or Units of Shares that have not Vested (#)	Market or Payout Value of Share-based awards that have not Vested(2) (CDN$)	Market or Payout Value of Vested Share-based awards not paid out or distributed(3) (CDN$)
Gregory A. C. Yull	350,000 350,000 265,000	1.90 1.55 12.04	08/05/2020 06/07/2021 06/05/2023	4,245,500 4,368,000 527,350	375,679	2,430,642	810,214
Bernard J. Pitz(4)	182,927 100,000 90,000	3.61 1.80 12.04	11/12/2015 06/27/2017 06/05/2019	1,906,099 1,223,000 179,100	123,750	800,663	266,888
Shawn Nelson	35,000 50,000 50,000	2.19 1.80 12.04	06/10/2016 06/27/2017 06/05/2019	414,400 611,500 99,500	60,000	388,200	129,400
Douglas R. Nalette	35,000 50,000 50,000	2.19 1.80 12.04	06/10/2016 06/27/2017 06/05/2019	414,400 611,500 99,500	60,000	388,200	129,400
Joseph Tocci	17,500 37,500 50,000	2.19 1.80 12.04	06/10/2016 06/27/2017 06/05/2019	207,200 458,625 99,500	60,000	388,200	129,400

(1)

This column contains the aggregate value of in-the-money unexercised options as of December 31, 2013, calculated based on the difference between the closing price of the Common Shares on the Toronto Stock Exchange underlying the stock options on December 31, 2013 (being CDN$14.03) and the exercise price of the stock options. Actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There is no guarantee that gains will be realized.

(2)

This column contains the aggregate payout value as of December 31, 2013 of SARs that have not vested, calculated based on the difference between the closing price of the Common Shares on the Toronto Stock Exchange underlying the SARs on December 31, 2013 (being CDN$14.03) and the base price of the SARs (being CDN$7.56). Actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There is no guarantee that gains will be realized. The actual value received on exercise, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares.

(3)

This column contains the aggregate payout value as of December 31, 2013 of vested SARs that have not been paid out or distributed, calculated based on the difference between the closing price of the Common Shares on the Toronto Stock Exchange underlying the SARs on December 31, 2013 (being CDN$14.03) and the base price of the SARs (being CDN$7.56). Actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There is no guarantee that gains will be realized. The actual value received on exercise, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares.
(4)

Bernard J. Pitz served as CFO until January 30, 2014. Michael C. Jay, Corporate Controller, has assumed the duties of Interim CFO until a successor is found. Pursuant to the terms of the ESOP, all non-vested stock options held by Bernard J. Pitz at the time of his departure were immediately cancelled and he was entitled to exercise, within a period of three months from the end of employment, stock options that had vested at the time his employment ended.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets out, for each Named Executive Officer, the value of option-based awards and share-based awards which vested during the year ended December 31, 2013 and the value of non-equity incentive plan compensation earned during the year ended December 31, 2013.

Name	Option-Based Awards – Value Vested During the Year(1) (CDN$)	Share-Based Awards – Value Vested During the Year(2) (CDN$)	Non-Equity Incentive Plan Compensation – Value Earned During the Year (CDN$)
Gregory A. C. Yull	1,834,000	681,231	nil
Bernard J. Pitz(3)	801,385	224,400	nil
Shawn Nelson	230,463	108,800	nil
Douglas R. Nalette	230,463	108,800	nil
Joseph Tocci	230,463	108,800	nil

(1)

The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value is equal to the excess of the closing price of the Common Shares underlying the options on the vesting date over the exercise price on the vesting date. Actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There is no guarantee that gains will be realized.

(2)

The value is calculated as if the SARs were exercised on the vesting date of each relevant grant. The value is equal to the excess of the closing price of the Common Shares underlying the SARs on the vesting date over the base price of the SARs price on the vesting date. There is no guarantee that gains will be realized. The actual value received on exercise, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares.

(3)	Bernard J. Pitz served as CFO until January 30, 2014. Michael C. Jay, Corporate Controller, has assumed the duties of Interim CFO until a successor is found.

For a summary description of the terms and conditions of the ESOP, see below under the heading “Securities Authorized for Issuance under Equity Compensation Plans - Executive Stock Option Plan”. For a summary description of the terms and conditions of SAR Plan, see below under the heading “Securities Authorized for Issuance under Equity Compensation Plans - Stock Appreciation Rights Plan”.

Termination and Change of Control Benefits

The following agreements between the Corporation and Named Executive Officers were in effect at the end of the Corporation’s most recently-completed financial year.

The Corporation entered into “change of control” agreements as of January 2001 with Shawn Nelson (Senior Vice-President Sales), as of October 28, 2004 with Douglas R. Nalette (Senior Vice-President Operations), as of September 8, 2006 with Joseph Tocci (Senior Vice-President Logistics & Supply Chain), and as of November 17, 2009 with Bernard J. Pitz. These agreements provide that if, within a period of six months after a change of control of the Corporation: (a) the executive voluntarily terminates his employment with the Corporation; or (b) the Corporation terminates the executive’s employment without cause, such executive will be entitled to, subject to the restrictions of Section 409A of the Internal Revenue Code of 1986, in deferred compensation, a lump sum in the case of his resignation or an indemnity in lieu of notice in a lump sum in the case of his termination, equal to either 12 or 24 months of such executive’s remuneration at the effective date of such resignation or termination, as follows: Shawn Nelson, 12 months, Douglas R. Nalette, 12 months, Joseph Tocci, 12 months and Bernard J. Pitz, 24 months, and continued insurance coverage then in effect if permitted by its carrier during such period.

Furthermore, these agreements also provide that if during the term of the executive’s employment a bona fide offer is made to all shareholders of the Corporation which, if accepted, would result in a change of control of the Corporation, then, subject to any applicable law, all of the executive’s options which have not yet become vested and exercisable will become vested and exercisable immediately. Upon expiry of such bona fide offer, if it does not result in a change of control of the Corporation, all of the executive’s unexercised options which were not vested prior to such offer, shall immediately revert to their unvested status and to their former provisions with respect to the time of their vesting.

On August 2, 2010, the Corporation entered into an Executive Employment Agreement with Gregory A. C. Yull. Pursuant to the terms of the Agreement, Mr. Yull will receive an annual base salary of $450,000, increased to $475,000 commencing June 1, 2011 and $500,000 commencing on June 1, 2012. Mr. Yull will also be entitled to a performance bonus for each fiscal year ranging from zero to 150% of his then current annual base salary based on the achievement of specific goals that are mutually agreed to between Mr. Yull and the Board of Directors. For 2013, Mr. Yull’s bonus was based on the Corporation achieving certain target amounts for Adjusted EBITDA Targets and Cash Flows Targets as further described in the Section entitled “Compensation of Executive Officers and Directors—Variable Cash Incentive Awards—Bonuses”. During the first three years of Mr. Yull’s employment, commencing June 8, 2010, Mr. Yull will be granted 350,000 stock options annually in accordance with the ESOP and thereafter at the discretion of the Board of Directors. In 2012, instead of receiving an award of 350,000 stock options in accordance with his employment agreement, Mr. Yull agreed to receive 500,905 SARs. The options to be granted during each of the first three years will become exercisable in annual increments of 25% on each of the first four anniversaries of the grant date. Such options expire on the tenth anniversary of the grant date, subject to the early expiry provisions of the ESOP. The exercise price of such options is equal to the closing market price on the last trading day prior to the date of such grant. At least 50% of the shares acquired by Mr. Yull pursuant to the exercise of the options granted under the Executive Employment Agreement must be retained by Mr. Yull and not sold or disposed of for a period of three years following the date on which the option was exercised.

Provided Mr. Yull has served under the Agreement a minimum of five years, unless earlier terminated by the Corporation without cause or by Mr. Yull for “Good Reason”, as defined in the Agreement, he will receive a defined benefit supplementary pension annually for life equal to the lesser of (i) $600,000 if he separates from service at age 65 or older, $570,000 at age 64, $540,000 at age 63, $510,000 at age 62, $480,000 at age 61, or $450,000 at age 60, and (ii) two percent of the average of his total cash compensation (base salary and performance bonus) for the highest five years of his employment during the prior ten years as of the time of separation, multiplied by his years of service with the Corporation. In the event of Mr. Yull’s death, his surviving spouse would receive 50% of the annual supplementary pension benefit within 90 days of his death and continuing annually during her lifetime.

In the event the Corporation terminates Mr. Yull’s employment for any reason other than cause, or Mr. Yull terminates his employment for “Good Reason”, as defined in the Agreement, Mr. Yull will be entitled to severance pay in an amount equal to two times the sum of his base salary and the average performance bonus paid to Mr. Yull in the last two fiscal years ending on the date prior to his date of termination. Subject to the restrictions of Section 409A of the Internal Revenue Code of 1986, such amount will be paid 65% in a lump sum and the balance in eight equal quarterly instalments. In addition, all unvested options that would otherwise vest during the 24 months following the date of termination will be immediately vested and remain exercisable for a period of twelve months. Lastly, the retirement benefits set out above will vest.

In the event that Mr. Yull’s employment is terminated as a result of his Permanent Disability, as defined in the Agreement, or death, he will be entitled to receive (i) accrued and unpaid base salary earned up to the date of termination, (ii) a pro-rated performance bonus that he would have received in respect of the fiscal year in which the termination occurred, (iii) vacation pay earned up to the date of termination, and (iv) provided the date of termination is on or after the fifth year anniversary of the Agreement, the retirement benefits set out above will vest. In addition, all unvested stock options held by Mr. Yull will immediately vest and remain exercisable for a period of nine months following the date of termination for Permanent Disability or death.

In the event that Mr. Yull’s employment is terminated by the Corporation without cause or for “Good Reason” within two years of a “Change of Control”, as defined in the Agreement, he will be entitled to receive (i) accrued and unpaid base salary earned up to the date of termination, (ii) a pro-rated performance bonus that he would have received in respect of the fiscal year in which the termination occurred, based upon the average performance bonus paid to Mr. Yull in the last two fiscal years, (iii) vacation pay earned up to the date of termination, and (iv) severance pay in an amount equal to three times the sum of his base salary and the average performance bonus paid in the last two fiscal years immediately preceding the date of termination. In addition, all unvested stock options held by Mr. Yull will immediately vest and remain exercisable for a period of 36 months following the date of termination, and the retirement benefits set out above will vest. Mr. Yull will also be entitled to participate, at his cost, in the benefits under the Corporation’s medical and dental benefit program until such time as he reaches the age of eligibility for coverage under Medicare. Lastly, disability and life insurance benefits will be provided for the benefit of Mr. Yull pursuant to any benefit plans and programs then provided by the Corporation generally to its executives and continue for a period of 36 months following the date of termination.

Mr. Yull has also agreed to a customary non-compete for two years from the date of termination.

On October 30, 2009, the Corporation entered into an employment letter agreement with Bernard J. Pitz. Pursuant to the terms of the letter agreement, Mr. Pitz receives an annual base salary of $360,000. Further, Mr. Pitz was awarded 182,927 options with a grant price of CDN$3.61. In addition, the Corporation agreed to cover Mr. Pitz’ relocation costs. Mr. Pitz is also entitled to a bonus ranging from zero to 150% of his then current annual base salary based on the achievement of specific goals that are mutually agreed to between Mr. Pitz and the Board of Directors. For 2013, Mr. Pitz’ bonus was based on the Corporation’s achieving certain target amounts for Adjusted EBITDA Targets and Cash Flow Targets as further described in the Section entitled “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—Variable Cash Incentive Awards—Bonuses”.

On November 17, 2009, the Corporation entered into a second letter agreement with Mr. Pitz. Pursuant to the terms of the letter agreement, in the event the Corporation terminates Mr. Pitz’ employment for any reason other than “Cause” as defined in the letter agreement, or Mr. Pitz terminates his employment for “Good Reason” as defined in the letter agreement, Mr. Pitz will be entitled to severance pay in an amount equal to twelve times his highest total base monthly salary received in any one month during the twelve months prior to Mr. Pitz’ last day of employment, provided that if Mr. Pitz’ termination of employment occurs within twelve months of the appointment of a Chief Executive Officer of the Corporation other than Gregory A. C. Yull, then the severance payment due to Mr. Pitz will be equal to 24 times Mr. Pitz’ highest monthly salary. Subject to the restrictions of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), such amount shall be paid in either 12 or 24 equal monthly instalments as applicable (“Severance Period”). In the event there is a Section 409A Change in Control within six months prior to Mr. Pitz’ termination of employment or during the Severance Period, the remainder of the unpaid severance payments will be accelerated and paid in a single lump sum within ten days after the 409A Change in Control occurs, subject to Section 409A. In the event there is an occurrence of “Good Reason” and Mr. Pitz does not terminate his employment within 60 days of the occurrence, he will be deemed to have waived such Good Reason. If Mr. Pitz’ employment is terminated for “Cause”, or he resigns without “Good Reason”, or retires, Mr. Pitz will not be eligible for severance pay. Mr. Pitz will also be entitled to participate in the benefits under the Corporation’s medical, dental, vision, life insurance and accidental death and dismemberment coverage during the Severance Period, subject to the then current cost sharing features of the plans. In the event Mr. Pitz obtains other employment during the first twelve months of severance payments, the Corporation’s obligation to pay such severance will cease. In the event Mr. Pitz obtains employment after twelve months but during the remainder of the Severance Period, the severance payments will be reduced by the amount of compensation paid to Mr. Pitz by his subsequent employer.

On November 17, 2009, the Corporation also entered into a “change of control” agreement with Mr. Pitz. The agreement provides that if, within a period of six months after a change of control of the Company: (a) Mr. Pitz voluntarily terminates his employment with the Corporation; or (b) the Corporation terminates his employment without cause, Mr. Pitz will be entitled to, subject to the restrictions of Section 409A of the Internal Revenue Code of 1986, in deferred compensation, a lump sum in the case of his resignation or an indemnity in lieu of notice in a lump sum in the case of his termination, equal to 24 months of Mr. Pitz’s base remuneration at the effective date of such resignation or termination. Mr. Pitz is also entitled to continued insurance coverage then in effect if permitted by its carrier during such period.

Estimated Termination Payments

The table below reflects amounts or values that would have been payable to or received by each Named Executive Officer still employed by the Corporation if his employment had been terminated on December 31, 2013 without cause or following a change of control:

	Termination Without Cause		Change of Control
Name	Severance	Continuation of Benefits	Severance	Continuation of Benefits

Gregory A. C. Yull	$2,025,000	$3,240	$3,037,500	$4,860
Bernard J. Pitz(1)	$393,382	$11,710	$786,763	$23,419
Shawn Nelson	$323,575	$11,489	$323,575	$11,489
Douglas R. Nalette	$339,900	$5,335	$339,900	$5,335
Joseph Tocci	$302,357	$11,396	$302,357	$11,396

(1)	Bernard J. Pitz served as CFO until January 30, 2014. Michael C. Jay, Corporate Controller, has assumed the duties of Interim CFO until a successor is found.

Director Compensation

Compensation of directors is established in order to allow the Corporation to attract and retain highly qualified and devoted directors with a varied and relevant experience, taking into account the numerous segments of activities which the Corporation exploits, and to align the interests of the directors with those of the shareholders.

Directors receive annual fees and additional compensation which varies depending on their attendance to meetings of the Board of Directors or of its committees. Compensation is paid semi-annually.

The following table presents the different components of the compensation the directors may be entitled to receive, with the exception of Gregory A. C. Yull, who does not receive any compensation for serving as director as he is an executive of the Corporation.

Type of Compensation	Amount
Annual Amount
Annual retainer fee	$30,000
Chair of the Board of Directors (includes the annual retainer fee)	$90,000
Lead Director (includes the annual retainer fee)	$35,000
Chair of the Audit Committee	$10,000
Member of the Audit Committee	$5,000
Chair of the Compensation Committee and of the Corporate Governance and Nominating Committee	$5,000
Member of the Compensation Committee and of the Corporate Governance and Nominating Committee	$2,000
Chair of the Executive Committee	$5,000
Member of the Executive Committee	$2,000

Other Compensation
Attendance fee for each meeting of the Board of Directors and committees	$1,000 ($500 by telephone)

If the Deferred Share Unit Plan is approved at the Meeting and by regulatory authorities, directors will be able to elect to receive 50% or 100% of their annual retainer in the form of DSUs. The cash retainer will be paid on a semi-annual basis with the number of DSUs to be issued determined by reference to the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”) for the five trading days preceding the date on which the DSUs are issued. While DSUs would vest immediately, they would be paid out only when a director ceases to be a member of the Board of Directors. See “Approval of the Deferred Share Unit Plan”.

Directors are also reimbursed for travel and other out-of-pocket expenses incurred for attending Board of Directors and Committee meetings. If an independent director who is not an employee of the Corporation or of one of its subsidiaries is asked to provide additional services to the Corporation as director beyond the customary responsibilities of a director, such director may receive additional compensation determined by the Nominating and Corporate Governance Committee.

The Corporation does not have a retirement plan for directors who are not employees of the Corporation.

Summary of Director Compensation

The Corporation paid its directors an aggregate of $384,500 for their services as directors in respect of the fiscal year ended December 31, 2013. The following table presents the details of all compensation and fees paid to the directors of the Corporation for the fiscal year ended December 31, 2013 (except for Mr. Gregory A. C. Yull, who is a Named Executive Officer).

Director	Fees earned ($)	Share-based awards(1) ($)	Option-based awards(2) ($)	Non-equity incentive plan compensation ($)	Pension value(3) ($)	All other compensation ($)	Total ($)
Eric E. Baker	104,500	—	34,608	—	—	—	139,108
Robert M. Beil	47,000	—	34,608	—	—	—	82,108
George J. Bunze	52,500	—	34,608	—	—	—	86,608
Robert J. Foster	56,000	—	34,608	—	—	—	90,608
James Pantelidis	43,500	—	34,608	—	—	—	78,108
Jorge N. Quintas	39,000	—	34,608	—	—	—	73,608
Gregory A. C. Yull	—	—	—	—	—	—	—
Melbourne F. Yull	42,000	—	34,608	—	—	—	76,608
Total	384,500	—	242,256	—	—	—	626,756

(1)

The amount shown for each share-based award is the grant date fair value of the SARs that were granted to the director under the SAR Plan for the specified financial year. It should be noted that the actual value received, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares.

(2)

The amount shown for each option-based award is the grant date fair value of the stock options awarded to the director under the ESOP for the specified financial year. It should be noted that the actual value received, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares. The fair value of awards granted on June 5, 2013 to directors who not officers of the Corporation is estimated at the date of the grant using the Black-Scholes option pricing model, a commonly-used method, with the following assumptions: estimated volatility of 42.50%, estimated dividend yield of 2.75%, risk-free interest rate of 1.45%, and expected term of five years. Even if the Corporation also uses the Black-Scholes method to determine the value for accounting purposes used for its consolidated financial statements, such value may be different from the value appearing in the table above as the Corporation uses a specific Black-Scholes factor at each date of grant calculated based on assumptions as to the sensibility of the security, the risk-free interest rate, the dividend rate and the life expectancy appropriate as of such date, the whole as described in the notes to the consolidated financial statements.

(3)	The Corporation does not have a retirement plan for directors who are not employees of the Corporation.

The following table presents the breakdown of fees earned by each director as such for the fiscal year ended December 31, 2013 (except for Mr. Gregory A. C. Yull, who is a Named Executive Officer).

Director	Board Retainer Fee ($)	Committee Retainer Fee ($)	Committee Chair Retainer Fee ($)	Board Attendance Fee ($)	Committee Attendance Fee ($)	Total Fees Earned ($)
Eric E. Baker	90,000	2,000	5,000	4,500	3,000	104,500
Robert M. Beil	30,000	2,000	5,000	5,500	5,000	47,500
George J. Bunze	30,000	2,000	10,000	5,500	4,500	52,000
Robert J. Foster	35,000	7,000	—	5,500	8,500	56,000
James Pantelidis	30,000	5,000	—	5,000	3,500	43,500
Jorge N. Quintas	30,000	2,000	—	4,500	2,500	39,000
Gregory A. C. Yull	—	—	—	—	—	—
Melbourne F. Yull	30,000	—	5,000	4,500	2,500	42,000
Total	275,000	20,000	25,000	35,000	29,500	384,500

Outstanding Director Incentive Plan Awards for the Fiscal Year Ended December 31, 2012

The following table presents for each director all outstanding awards at the end of the fiscal year ended December 31, 2013 (except for Mr. Gregory A. C. Yull who is a Named Executive Officer; see the heading “Compensation of Executive Officers and Directors—Summary of the Compensation of the Named Executive Officers—Incentive Plan Awards—Outstanding Share-Based Awards and Option-Based Awards”).

	Option-Based Awards				Share-Based Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (CDN$)	Option Expiration Date	Value of Unexercised In-the-Money Options(1) (CDN$)	Number of Shares or Units of Shares that have not Vested (#)	Market or Payout Value of Share-based awards that have not Vested(2) (CDN$)	Market or Payout Value of Vested Share-based awards not paid out or distributed(3) (CDN$)
Eric E. Baker	50,000 20,000 10,000	2.19 1.55 12.04	06/10/2016 06/07/2017 06/05/2019	592,000 249,600 19,900	5,000	32,350	32,350
Robert M. Beil	2,500 10,000 10,000	2.19 1.55 12.04	06/10/2016 06/07/2017 06/05/2019	29,600 124,800 19,900	5,000	32,350	32,350
George J. Bunze	5,000 10,000	1.55 12.04	06/07/2017 06/05/2019	62,400 19,900	5,000	32,350	32,350
Robert J. Foster	7,500 10,000 10,000	2.19 1.55 12.04	06/10/2016 06/07/2017 06/05/2019	88,800 124,800 19,900	5,000	32,350	32,350
James Pantelidis	10,000	12.04	06/05/2019	19,900	15,000	97,050	97,050
Jorge N. Quintas	2,500 5,000 10,000	2.19 1.55 12.04	06/10/2016 06/07/2017 06/05/2019	29,600 62,400 19,900	5,000	32,350	32,350
Melbourne F. Yull	12,500 10,000 10,000	2.19 1.55 12.04	06/10/2016 06/07/2017 06/05/2019	148,000 124,800 19,900	5,000	32,350	32,350

(1)

This column contains the aggregate value of in-the-money unexercised options as of December 31, 2013, calculated based on the difference between the closing price of the Common Shares on the TSX underlying the stock options on December 31, 2013 (being CDN$14.03) and the exercise price of the stock options. Actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There is no guarantee that gains will be realized.

(2)

This column contains the aggregate payout value as of December 31, 2013 of SARs that have not vested, calculated based on the difference between the closing price of the Common Shares on the TSX underlying the SARs on December 31, 2013 (being CDN$14.03) and the base price of the SARs (being CDN$7.56). Actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There is no guarantee that gains will be realized. The actual value received on exercise, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares.

(3)

This column contains the aggregate payout value as of December 31, 2013 of vested SARs that have not been exercised, calculated based on the difference between the closing price of the Common Shares on the TSX underlying the SARs on December 31, 2013 (being CDN$14.03) and the base price of the SARs (being CDN$7.56). Actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There is no guarantee that gains will be realized. The actual value received on exercise, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets out, for each director (except for Mr. Gregory A. C. Yull who is an Named Executive Officer), the value of option-based awards and share-based awards which vested during the year ended December 31, 2013 and the value of non-equity incentive plan compensation earned during the year ended December 31, 2012. For Mr. Gregory A. C. Yull, see the heading “Compensation of Executive Officers and Directors—Summary of the Compensation of the Named Executive Officers—Incentive Plan Awards—Outstanding Share-Based Awards and Option-Based Awards”).

Name	Option-Based Awards – Value Vested During the Year(1) (CDN$)	Share-Based Awards – Value Vested During the Year(2) (CDN$)	Non-Equity Incentive Plan Compensation – Value Earned During the Year (CDN$)
Eric E. Baker	183,175	13,600	nil
Robert M. Beil	80,075	13,600	nil
George J. Bunze	80,075	13,600	nil
Robert J. Foster	131,625	13,600	nil

Name	Option-Based Awards – Value Vested During the Year(1) (CDN$)	Share-Based Awards – Value Vested During the Year(2) (CDN$)	Non-Equity Incentive Plan Compensation – Value Earned During the Year (CDN$)
James Pantelidis	Nil	40,800	nil
Jorge N. Quintas	80,075	13,600	nil
Melbourne F. Yull	183,175	13,600	nil

(1)

The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value is equal to the excess of the closing price of the Common Shares underlying the options on the vesting date over the exercise price on the vesting date excluding stock options that are not in-the-money. Actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There is no guarantee that gains will be realized.

(2)

The value is calculated as if the SARs were exercised on the vesting date of each relevant grant. The value is equal to the excess of the closing price of the Common Shares underlying the SARs on the vesting date over the base price of the SARs price on the vesting date. There is no guarantee that gains will be realized. The actual value received on exercise, if any, will be different and could also be nil, depending on variations in the prices of the Common Shares.

For a summary description of the terms and conditions of the ESOP, see below under the heading “Securities Authorized for Issuance under Equity Compensation Plans—Executive Stock Option Plan”. For a summary description of the terms and conditions of SAR Plan, see below under the heading “Securities Authorized for Issuance under Equity Compensation Plans—Stock Appreciation Rights Plan”.

If the Deferred Share Unit Plan is approved at the Meeting and by regulatory authorities, directors will be eligible to receive DSU awards on a discretionary basis. It is the Board of Directors’ intention to discontinue the grant of stock options to board members and to instead grant DSUs to them on a discretionary basis as described below under the heading “Approval of the Deferred Share Unit Plan”.

Pension and Other Post-Retirement Benefit Plans

The following table sets out the entitlements of each of Melbourne F. Yull and Gregory A. C. Yull under the defined benefit plans that provide for payments or benefits at, following, or in connection with retirement (all figures were calculated using the accounting methods and assumptions disclosed in Note 17 to the Consolidated Financial Statements of the Corporation for the fiscal year ended December 31, 2013).

Name	Number of Years Credited Service	Annual Benefits Payable ($)		Opening Present Value of Defined Benefit Obligation ($)	Compensatory Change ($)	Non-Compensatory Change ($)	Closing Present Value of Defined Benefit Obligation ($)
		At Year End	At Age 65
Melbourne F. Yull	25	260,935	N/A	3,042,496	(260,935)	(52,259)	2,729,302
Gregory A. C. Yull	24	600,000	600,000	3,804,132	—	(440,125)	3,364,007

Melbourne F. Yull was Chairman of the Board of Directors and Chief Executive Officer of the Corporation from January 11, 1995 to June 14, 2006. Prior thereto, Mr. Yull was the President and a director of the Corporation or a predecessor thereof, from 1981. The former employment agreement entered into between the Corporation and Mr. Yull provides that Mr. Yull receives from the Corporation a defined benefit supplementary pension annually for life in an amount equal to 2% of the average of Mr. Yull’s annual gross salary for the final five years of his employment with the Corporation, multiplied by his years of service with the Corporation to retirement. Accordingly, Mr. Yull receives a pension from the Corporation in an amount of $260,935 per year.

Gregory A. C. Yull is President, Chief Executive Officer and a director of the Corporation. The employment agreement entered into between the Corporation and Gregory A. C. Yull provides that he will receive from the Corporation a defined benefit supplementary pension annually for life in an amount equal to the lesser of (i) $450,000 if he separates from service to the Corporation at age 60 up to a maximum amount of $600,000 at age 65 increasing rateably for each additional year of service past age 60, and (ii) 2% of the average of his total cash compensation (base salary and performance bonus) for the highest five years of his employment during the prior ten years as of the time of separation of his employment with the Corporation, multiplied by his years of service with the Corporation. As of December 31, 2013, Mr. Yull’s accumulated benefit was an amount of $600,000 per year.

The Corporation maintains defined contribution pension plans in the United States and Canada. Each Named Executive Officer participates in the Intertape Polymer Corp. USA Employees’ Stock Ownership and Retirement Savings Plan (the “US Plan”). The US Plan is a defined contribution pension plan and qualifies as a deferred salary arrangement under section 401(k) of the United States Internal Revenue Code. Under the US Plan, employees who have been employed for at least 90 days may defer a portion of their pre-tax earnings subject to statutory limitations. The Corporation may make discretionary contributions for the benefit of eligible employees. The US Plan permits eligible employees to choose how their account balances are invested on their behalf within a range of investment options provided by third-party fund managers. The following table sets out the Corporation’s contributions to the US Plan and the accumulated value as of December 31, 2013 for each Named Executive Officer.

Name	Accumulated Value at Start of Year ($)	Compensatory ($)(1)	Accumulated Value at Year End ($)
Gregory A. C. Yull	844,753	15,300	1,401,147
Bernard J. Pitz(2)	133,274	15,300	257,670
Shawn Nelson	436,034	15,300	726,844
Douglas R. Nalette	244,155	15,300	567,039
Joseph Tocci	290,768	15,300	480,789

(1)	The Corporation’s contribution for the fiscal year ended December 31, 2013 was paid in 2014.
(2)	Bernard J. Pitz served as CFO until January 30, 2014. Michael C. Jay, Corporate Controller, has assumed the duties of Interim CFO until a successor is found.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets out certain details as of December 31, 2013 with respect to stock options granted under the ESOP, the only plan of the Corporation pursuant to which equity securities of the Corporation are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (CDN$) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,264,177	$5.52	3,813,488
Equity compensation plans not approved by security holders	—	—	—
Total	2,264,177	$5.52	3,813,488

Executive Stock Option Plan

In 1992, the Corporation adopted the Executive Stock Option Plan, as amended from time to time (the “ESOP”) in respect of the Common Shares of the Corporation. The ESOP provides that the total number of Common Shares reserved for issuance thereunder is equal to 10% of the issued and outstanding Common Shares of the Corporation from time-to-time. The ESOP is considered to be an “evergreen” plan, since the number of Common Shares covered by options which have been exercised will be available for subsequent grants under the ESOP and the number of options available for grants increases as the number of issued and outstanding Common Shares of the Corporation increases. As such, under the rules of the TSX, a security-based compensation arrangement such as the ESOP must, when initially put in place, receive shareholder approval at a duly-called meeting of shareholders and the unallocated options are subject to ratification by shareholders every three years thereafter. All unallocated options under the ESOP were ratified, confirmed and approved by shareholders at a special meeting of shareholders of the Corporation held on September 6, 2012.

The purpose of the ESOP is to promote a proprietary interest in the Corporation among the executives, key employees and directors of the Corporation and its subsidiaries, in order to both encourage such persons to further the development of the Corporation and assist the Corporation in attracting and retaining key personnel necessary for the Corporation’s long-term success. The Board of Directors designates from time-to-time those persons to whom options are to be granted and determines the number of Common Shares subject to such options. Generally, participation in the ESOP is limited to persons holding positions that can have an impact on the Corporation’s long-term results. The number of Common Shares to which the options relate is determined by taking into account, inter alia, the market value of the Common Shares and each optionee’s base salary.

The following is a description of certain features of the ESOP:

(a)

options expire not later than ten years after the date of grant and, unless otherwise determined by the Board of Directors, all vested options under a particular grant expire 36 months after the vesting date of the last tranche of such grant for directors who are not officers of the Company, 24 months after the vesting date of the last tranche of such grant for officers of the Company excluding the CEO, and 72 months after the vesting date of the last tranche of such grant for the CEO;

(b)

options vest at the rate of 25% per year, beginning, in the case of options granted to employees, on the first anniversary date of the grant and, in the case of options granted to directors who are not officers of the Corporation, on the date of the grant;

(c)	the aggregate number of options that may be granted to directors who are not part of management may not exceed 1% of the number of issued and outstanding Common Shares of the Corporation;

(d)

the exercise price of the options is determined by the Board of Directors, but cannot be less than the “Market Value” of the Common Shares of the Corporation, defined in the ESOP as the closing price of the Common Shares on the TSX for the day immediately preceding the effective date of the grant;

(e)	the number of Common Shares reserved for issuance to any person cannot exceed 5% of the number of issued and outstanding Common Shares of the Corporation;

(f)

the number of Common Shares issuable to any one “insider” of the Corporation and such insider’s associates within a one-year period cannot exceed 5% of the number of issued and outstanding Common Shares of the Corporation;

(g)

the number of Common Shares issuable at any time to “insiders” under the ESOP or any other compensation arrangement of the Corporation cannot exceed 10% of the number of issued and outstanding Common Shares of the Corporation;

(h)

the number of Common Shares issued to “insiders” within a one-year period under the ESOP or any other compensation arrangement of the Corporation cannot exceed 10% of the number of issued and outstanding Common Shares of the Corporation;

(i)	options granted under the ESOP may not at any time be repriced;

(j)	options granted under the ESOP may not be assigned;

(k)

in the event that a bona fide offer to purchase all or part of the outstanding Common Shares is made to all shareholders, notice thereof must be given by the Corporation to all optionees and all options will become immediately exercisable, but only to the extent necessary to enable an optionee to tender his or her shares should the optionee so desire;

(l)	the ESOP does not provide for financial assistance from the Corporation to optionees;

(m)

when a director of the Corporation ceases to be a director, all non-vested options are immediately cancelled and the former director is entitled to exercise, within a period of three months from such event, options that had vested at the time the director ceased to be a director;

(n)

in the case of retirement of an optionee, all non-vested options are immediately cancelled and the former employee is entitled to exercise, within a period of twelve months from retirement, options that had vested at the time of retirement;

(o)

in the case of an optionee’s death, all non-vested options are immediately cancelled and the estate is entitled to exercise, within a period of twelve months from death, options that had vested at the time of death;

(p)

when an optionee ceases to be an employee of the Corporation or a subsidiary of the Corporation for any reason other than retirement or death, all non-vested options are immediately cancelled and the optionee is entitled to exercise, within a period of three months from the termination of employment, options that had vested at the time of termination of employment; and

(q)

subject to the approval of the TSX, the Board of Directors of the Corporation may amend or terminate the ESOP at any time but, in such event, the rights of optionees related to any options granted but unexercised under the ESOP shall be preserved and maintained and no amendment can confer additional benefits upon optionees without prior approval by the shareholders of the Corporation.

Since the inception of the ESOP in 1992 and as of April 23, 2014:

(i)	the Corporation has granted options in respect of an aggregate of 13,546,833 Common Shares,

(ii)	options in respect of 7,228,467 Common Shares have lapsed due to expiration or cancellation, and

(iii)	options in respect of 3,744,189 Common Shares have been exercised,

so that, as of April 23, 2014, the date of this Circular, there were options issued and outstanding in respect of an aggregate of 2,574,177 Common Shares, representing approximately 4.2% of the Corporation’s issued and outstanding Common Shares, and a total of 3,503,487 Common Shares were available for future grants of stock options, representing approximately 5.8% of the Corporation’s issued and outstanding Common Shares.

At the Meeting, shareholders will be asked to consider three amendments to the ESOP. See “Approval of Amendments to the Executive Stock Option Plan” on pages 34 to 37 of this Circular.

Stock Appreciation Rights Plan

On June 20, 2012, the Board of Directors of the Corporation adopted the SAR Plan. The purpose of the SAR Plan is to (a) promote a proprietary interest in the Corporation among its executives and directors; (b) encourage the Corporation’s executives and directors to further the Corporation’s development; and (c) attract and retain the key employees necessary for the Corporation’s long-term success. The SAR Plan is administered by the Compensation Committee of the Board of Directors and authorizes the Corporation to award SARs to eligible persons. A SAR is a right to receive a cash payment equal to the difference between the base price of the SAR and the market value of a Common Share of the Corporation on the date of exercise. SARs can be settled only in cash.

The following is a description of certain features of the SAR Plan:

(a)

SARs expire not later than ten years after the date of grant. The expiry date of SARs, and their vesting schedule, if any, will be set out in the applicable agreement evidencing the grant of SARs to a participant;

(b)	the aggregate number of SARs that may be granted to directors who are not employees of the Corporation cannot exceed 1% of the number of issued and outstanding Common Shares of the Corporation;

(c)	the base price of a SAR will be the closing price of the Common Shares of the Corporation on the TSX on the trading day immediately preceding the day on which a SAR is granted; and

(d)

upon the occurrence of a change in control (as defined in the SAR Plan), all SARs outstanding at such time will become fully and immediately vested and will remain exercisable until their expiration, termination or cancellation pursuant to the terms of this SAR Plan and the applicable grant agreement;

The award agreements for the SARs granted in 2012 provide that the SARs granted to employees and executives will vest and may be exercisable 25% per year over four years and that the SARs granted to directors, who are not officers of the Corporation, will vest and may be exercisable 25% on the grant date, and a further 25% will vest and may be exercisable per year over three years.

Since the inception of the SAR Plan and as of April 23, 2014:

(i)	the Corporation has awarded 1,240,905 SARs,

(ii)	153,750 SARs have lapsed due to expiration or cancellation, and

(iii)	41,250 SARs have been exercised,

so that, as of April 23, 2014, the date of this Circular, there were 1,045,905 SARs outstanding. In the event that the Performance Share Unit Plan and Deferred Share Unit Plan are approved at the Meeting, it is likely that no further SARs will be issued.

APPROVAL OF THE PERFORMANCE SHARE UNIT PLAN

On April 22, 2014, the Board of Directors adopted the Performance Share Unit (“PSU”) Plan for executive officers and employees of the Corporation and its subsidiaries, subject to regulatory approval. The purpose of the Plan is to provide executive officers and employees with a proprietary interest in the Corporation through the granting of PSUs. The PSU Plan is also intended to increase the interest in the Corporation’s welfare of those executive officers and employees who share primary responsibility for the management, growth and protection of the business of the Corporation, to furnish an incentive to such executive officers and employees to continue their services for the Corporation and its subsidiaries and to provide a means through which the Corporation and its subsidiaries may attract able persons to enter their employment.

Given that the PSU Plan involves the potential issuance of treasury shares to insiders, the TSX requires shareholder approval for the PSU Plan. Accordingly, at the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution (the “PSU Plan Resolution”), approving the PSU Plan. In order to be adopted, the PSU Plan Resolution must be approved by a majority of the votes cast by the shareholders of the Corporation, either present in person or represented by proxy at the Meeting.

The following is a summary of the material terms of the PSU Plan and is subject to, and qualified by, the full text of the PSU Plan.

The Board of Directors, in its sole discretion, may from time to time approve the grant of PSUs to one or more executive officers or employees in respect of future services, the number of PSUs to be granted and the terms and conditions of such PSUs. Each grant of PSUs will be evidenced by a grant letter from the Corporation addressed to the executive officer or employee, setting out the date of grant, the number of PSUs granted, the performance objective(s) which must be attained in order for PSUs to be earned, any applicable reduction or increase in the number of Common Shares underlying the PSUs depending on the level of attainment of the relevant performance objective(s), the vesting conditions, the settlement period, and any other terms and conditions applicable to such PSUs.

Each PSU represents the right of an executive officer or employee, once such PSU is earned and has vested in accordance with the grant letter and the PSU Plan, to receive such number of Common Shares between 0 and 1.5 as will be calculated by the Corporation in accordance with the grant letter, depending on the level of attainment of the relevant performance objective(s), subject to the terms and conditions of the grant letter and the PSU Plan.

The level of attainment of the performance objective(s), the number of PSUs earned and eligible to vest and the number of Common Shares underlying such PSUs will be determined by the Board of Directors from time to time. Upon such determination by the Board, the Corporation will deliver to the executive officer or employee a letter confirming the number of PSUs earned by the executive officer or employee and the number of Common Shares underlying such PSUs. Any PSUs not earned in accordance with the foregoing will expire and the executive officer or employee will not have any rights or entitlements whatsoever in respect of any such PSUs.

Once a PSU is earned and has vested in accordance with the grant letter and the PSU Plan, it may be settled during a period established by the Board of Directors in accordance with the grant letter.

An executive officer or employee may request the settlement of PSUs which are earned and have vested in accordance with the grant letter and PSU Plan, at any time during the settlement period, in such manner as the Board of Directors may determine from time to time and in accordance with such rules and regulations as the Board of Directors may prescribe from time to time. As soon as reasonably practicable following the settlement date, the Corporation will settle the PSUs by delivering to the executive officer or employee, at the sole discretion of the Corporation, any of the following: (i) a number of Common Shares acquired on the open market equal to the number of settled PSUs; (ii) a number of Common Shares issued by the Corporation equal to the number of settled PSUs; or (iii) any combination of clauses (i) and (ii) above.

PSUs expire on the business day preceding December 31 of the third calendar year following the first year in which the executive officer or employee rendered services in respect of the grant of PSUs. Any PSU which has vested in accordance with the applicable grant letter and the PSU Plan but which has not been settled at the expiry date will be automatically settled on such date.

In the event of a “Change of Control” of the Corporation, as that term is defined in the PSU Plan, (i) the settlement period of all vested PSUs will terminate on the date of the “Change of Control”, (ii) if applicable, and subject to clause (iii), the PSU Plan and all unvested PSUs will be assumed or continued by the successor entity to the Corporation or will be replaced by or substituted for a new PSU Plan and new PSUs of the successor entity with identical terms and conditions, subject to an equitable adjustment in accordance with the PSU Plan, and (iii) if the adjustment in clause (ii) is not deemed practicable by the Board of Directors of the Corporation, the Board of Directors will accelerate vesting of all unvested PSUs, with effect as of the “Change of Control”, with the deemed attainment of 100% of the relevant performance objective(s).

If a holder of PSUs ceases to be an executive officer or employee of the Corporation or one of its subsidiaries for whatever reason, including resignation, voluntarily departure, termination for cause, termination other than for cause, permanent disability or death, all unvested PSUs will be forfeited and the settlement period of all vested PSUs will terminate on the later of the executive officer or employee’s last day of work with the Corporation or subsidiary, as the case may be, and the date of the Board’s determination of the level of attainment of the performance objective(s), the number of PSUs earned and eligible to vest and the number of Common Shares underlying such PSUs.

As soon as reasonably practicable following the settlement date, the Corporation or a subsidiary will make a lump-sum cash payment to an executive officer or employee, net of any withholdings, in an amount equal to the number of Common Shares issued or delivered to the executive officer or employee multiplied by the amount of cash dividends per Common Share declared and paid by the Corporation from the date of grant of the PSUs to such executive officer or employee, so that the executive officer or employee will be treated for purposes of dividends as if he or she had been the holder of such Common Shares as and from the date of grant of the PSUs.

A maximum of 1 million Common Shares may be issued from treasury under the PSU Plan, representing approximately 1.64% of the issued and outstanding Common Shares of the Corporation as at April 23, 2014. The Corporation expects that the PSU Plan will be in effect for a number of years and that the maximum of 1 million Common Shares issuable from treasury will be sufficient for that purpose.

PSUs may not be assigned or transferred, other than by will or the laws of succession.

The number of Common Shares: (i) issued to insiders of the Corporation, within any one-year period, and (ii) issuable to insiders of the Corporation, at any time, under the PSU Plan, or when combined with all of the Corporation’s other security-based compensation arrangements, cannot exceed 10% of the total number of issued and outstanding Common Shares, respectively. For such purpose, the term “insider” means those who are “reporting insiders” of the Corporation as defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators.

Subject to the exceptions set out below, the Board of Directors may amend, suspend or terminate the PSU Plan, or any portion thereof, at any time, and may do so without shareholder approval, subject to those provisions of applicable law, if any, that require the approval of shareholders or any governmental or regulatory body. Without limiting the generality of the foregoing, the Board of Directors may make the following types of amendments to the PSU Plan without seeking shareholder approval:

(a)

amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the PSU Plan or to correct or supplement any provision of the PSU Plan that is inconsistent with any other provision of the PSU Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX);

(c)	amendments necessary in order for PSUs to qualify for favourable treatment under applicable taxation laws;

(d)	amendments respecting administration of the PSU Plan;

(e)	any amendment to any PSU, whether or not such PSU is held by an insider, provided such amendment does not entail an extension beyond the original expiry date;

(f)	amendments necessary to suspend or terminate the PSU Plan; and

(g)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

Shareholder approval will be required for the following types of amendments:

(i)	amendments to the number of Common Shares issuable under the PSU Plan, including an increase to a maximum percentage or number of Common Shares;

(ii)	any amendment extending the term of a PSU held by an insider beyond its original expiry date except as otherwise permitted by the PSU Plan;

(iii)	any amendment to the amendment provisions of the PSU Plan;

(iv)	any amendment to remove or to exceed the “insider participation limit” set out in the PSU Plan; and

(v)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

In the event of any conflict between paragraphs (a) to (g) and paragraphs (i) to (v) above, the latter shall prevail.

As at the date hereof, no PSUs have been granted pursuant to the PSU Plan.

Approval Requirement

Shareholder approval of the PSU Plan is required under the rules and policies of the TSX. To pass, the PSU Plan Resolution must be approved by a simple majority of the votes cast by shareholders present in person or by proxy at the Meeting.

The Board of Directors recommends that you vote FOR the PSU Plan Resolution to approve and adopt the PSU Plan.

The following is the text of the PSU Plan Resolution to be considered by the shareholders at the Meeting:

“BE IT RESOLVED:

THAT the Performance Share Unit Plan of the Corporation as adopted by the Board of Directors on April 22, 2014 and substantially as described in the Management Information Circular of the Corporation dated April 23, 2014, is hereby approved and adopted;

THAT a maximum of one million (1,000,000) Common Shares of the Corporation may be issued under the Performance Share Unit Plan;

THAT the Board of Directors may revoke this resolution before it is acted upon, without further approval of the shareholders; and

THAT any director or officer of the Corporation be and is hereby authorized to sign, execute and deliver, whether under corporate seal or otherwise, all instruments, notices, consents, acknowledgements, certificates and other documents (including any documents required under applicable laws or regulatory policies), and to perform and do all such other acts and things, that such director and officer may, in his or her discretion, determine to be necessary or desirable in order to give full effect to the intent and purpose of this resolution.”

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the PSU Plan Resolution approving and adopting the PSU.

The complete text of the PSU Plan is available to shareholders on request from the Secretary of the Corporation. Shareholders wishing to receive a copy of the PSU Plan should contact the Secretary of the Corporation at 9999 Cavendish Blvd., Suite 200, Ville-St-Laurent, Québec H4M 2X5, telephone: (514) 731-7591.

APPROVAL OF THE DEFERRED SHARE UNIT PLAN

On April 22, 2014, the Board of Directors adopted the Deferred Share Unit (“DSU”) Plan for the Corporation’s non-executive directors, subject to regulatory approval. The purpose of the DSU Plan is to provide the Corporation’s non-executive directors with a form of compensation which promotes a greater alignment of the interests of the non-executive directors and the shareholders of the Corporation in creating long-term shareholder value.

The DSU Plan is under the direction of the Board of Directors. The Compensation Committee will make recommendations to the Board of Directors in relation to the DSU Plan and DSU awards. In the event that the Deferred Share Unit Plan is approved at the Meeting, it is likely that no further stock options will be granted or SARs issued to the non-executive directors of the Corporation.

Given that the DSU Plan involves the potential issuance of treasury shares to insiders of the Corporation, the TSX requires shareholder approval for the DSU Plan. Accordingly, at the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass a resolution (the “DSU Plan Resolution”) approving the DSU Plan. In order to be adopted, the DSU Plan Resolution must be approved by a majority of the votes cast by the shareholders of the Corporation, either present in person or represented by proxy at the Meeting.

The following is a summary of the material terms of the DSU Plan and is subject to, and qualified by, the full text of the DSU Plan.

The Board of Directors, upon the recommendation of the Compensation Committee, may in its sole discretion grant DSUs to one or more non-executive directors of the Corporation from time-to-time. In addition, each non-executive director may elect to receive, in lieu of cash, either 50% or 100% of all fees payable to such director as a member of the Board or lead director or as a member or chair of a committee of the Board, net of any applicable withholdings, in the form of DSUs. The DSUs will be credited to an account maintained for the director by the Corporation.

If a non-executive director elects to receive DSUs in lieu of fees, the director will receive a number of DSUs obtained by dividing the amount of such fees by the “DSU Value” on the date on which the DSUs are awarded, with such DSUs being awarded to non-executive directors on a semi-annual basis. “DSU Value” is defined in the DSU Plan as the volume weighted average trading price of the Common Shares on the TSX for the five trading days preceding the date on which the DSU Value is determined.

Holders of DSUs cannot settle their DSUs while they are members of the Board of Directors of the Corporation. Once they cease to be a member of the Board, the Corporation will settle the DSUs by delivering to the former director, at the sole discretion of the Corporation, any of the following: (i) a number of Common Shares acquired in the open market equal to the number of settled DSUs; (ii) a number of Common Shares issued by the Corporation equal to the number of settled DSUs; or (iii) any combination thereof, in each case, net of any applicable withholdings.

A maximum of 250,000 Common Shares may be issued from treasury under the DSU Plan, representing approximately 0.41% of the issued and outstanding Common Shares of the Corporation as at April 23, 2014. The Corporation expects that the DSU Plan will be in effect for a number of years and that the maximum of 250,000 Common Shares issuable from treasury will be sufficient for that purpose.

DSUs may not be assigned or transferred, other than by will or the laws of succession.

The number of Common Shares: (i) issued to insiders of the Corporation, within any one-year period, and (ii) issuable to insiders of the Corporation, at any time, under the DSU Plan, or when combined with all of the Corporation’s other security-based compensation arrangements, cannot exceed 10% of the total number of issued and outstanding Common Shares, respectively. For such purpose, the term “insider” means those who are “reporting insiders” of the Corporation as defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators.

Subject to the exceptions set out below, the Board of Directors may amend, suspend or terminate the DSU Plan, or any portion thereof, at any time, and may do so without shareholder approval, subject to those provisions of applicable law, if any, that require the approval of shareholders or any governmental or regulatory body. Without limiting the generality of the foregoing, the Board of Directors may make the following types of amendments to the DSU Plan without seeking shareholder approval:

(a)

amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the DSU Plan or to correct or supplement any provision of the DSU Plan that is inconsistent with any other provision of the DSU Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX);

(c)	amendments necessary in order for DSUs to qualify for favourable treatment under applicable taxation laws;

(d)	amendments respecting administration of the DSU Plan;

(e)	any amendment to any DSU, whether or not such DSU is held by an insider, provided such amendment does not entail an extension beyond the original expiry date;

(f)	amendments necessary to suspend or terminate the DSU Plan; and

(g)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

Shareholder approval will be required for the following types of amendments:

(i)	amendments to the number of Common Shares issuable under the DSU Plan, including an increase to a maximum percentage or number of Common Shares;

(ii)	any amendment extending the term of a DSU held by an insider beyond its original expiry date except as otherwise permitted by the DSU Plan;

(iii)	any amendment to the amendment provisions of the DSU Plan;

(iv)	any amendment to remove or to exceed the “insider participation limit” set out in the DSU Plan; and

(v)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

In the event of any conflict between paragraphs (a) to (g) and paragraphs (i) to (v) above, the latter shall prevail.

As at the date hereof, no DSUs have been granted pursuant to the DSU Plan.

Approval Requirement

Shareholder approval of the DSU Plan is required under the rules and policies of the TSX. To pass, the DSU Plan Resolution must be approved by a simple majority of the votes cast by shareholders present in person or by proxy at the Meeting.

The Board of Directors recommends that you vote FOR the DSU Plan Resolution to approve and adopt the DSU Plan.

The following is the text of the DSU Plan Resolution to be considered by the shareholders at the Meeting:

“BE IT RESOLVED:

THAT the Deferred Share Unit Plan of the Corporation as adopted by the Board of Directors on April 22, 2014 and substantially as described in the Management Information Circular of the Corporation dated April 23, 2014, is hereby approved and adopted;

THAT a maximum of two hundred fifty thousand (250,000) Common Shares of the Corporation may be issued under the Deferred Share Unit Plan;

THAT the Board of Directors may revoke this resolution before it is acted upon, without further approval of the shareholders; and

THAT any director or officer of the Corporation be and is hereby authorized to sign, execute and deliver, whether under corporate seal or otherwise, all instruments, notices, consents, acknowledgements, certificates and other documents (including any documents required under applicable laws or regulatory policies), and to perform and do all such other acts and things, that such director and officer may, in his or her discretion, determine to be necessary or desirable in order to give full effect to the intent and purpose of this resolution.”

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the DSU Plan Resolution approving and adopting the DSU.

The complete text of the DSU Plan is available to shareholders on request from the Secretary of the Corporation. Shareholders wishing to receive a copy of the DSU Plan should contact the Secretary of the Corporation at 9999 Cavendish Blvd., Suite 200, Ville-St-Laurent, Québec H4M 2X5, telephone: (514) 731-7591.

APPROVAL OF AMENDMENTS TO THE EXECUTIVE STOCK OPTION PLAN

On April 22, 2014, subject to shareholder and regulatory approval, the Board of Directors approved three amendments to the ESOP: (i) extending by ten business days the exercise period for options that would otherwise expire during a trading prohibition period, as determined pursuant to the Corporation’s Insider Trading Policy; (ii) amending the ESOP’s amendment provisions, and (iii) amending the vesting schedule for future grants of stock options, all as described below. For a description of the ESOP, see “Securities Authorized for Issuance Under Equity Compensation Plans - Executive Stock Option Plan” on pages 27 and 28 of this Circular.

1.	Options Expiring during Blackout Periods

The TSX recognizes that blackout periods imposed by issuers such as the Corporation are an example of good corporate governance and that the TSX limitations on extensions of option terms were not intended to penalize listed issuers, their insiders or employees who, under their companies’ trading policies and good corporate governance practices, are prohibited from exercising stock options during blackout periods. As a result, the TSX has provided that issuers such as the Corporation may amend their stock option plans to provide a conditional extension to an expiry date of a stock option that occurs during or immediately after a blackout period. Such extension would be permitted for a limited number of days after the end of the blackout period.

The Corporation proposes an amendment to the ESOP to provide that, if the expiry date of a stock option occurs during a blackout period or within ten business days immediately following the end of a blackout period imposed by the Corporation, the expiry date will be automatically extended to the date which is ten business days after the last day of the blackout period. This amendment will align the proper administration of the ESOP with the Corporation’s current trading policies and governance practices.

Approval Requirement

Shareholder approval of the amendment with respect to the blackout period (the “Blackout Resolution”) is required under the rules and policies of the TSX. To pass, the Blackout Resolution must be approved by a simple majority of the votes cast by shareholders present in person or by proxy at the Meeting.

The Board of Directors recommends that you vote FOR the Blackout Resolution.

The following is the text of the Blackout Resolution to be considered by the shareholders at the Meeting:

“BE IT RESOLVED:

THAT the amendment to the ESOP extending by ten business days the exercise period for stock options that would otherwise expire during a trading prohibition period, or within ten business days immediately following the end of a trading prohibition period, as determined pursuant to the Corporation’s Insider Trading Policy, the whole as described in the management information circular of the Corporation dated April 23, 2014 under the heading “Approval of Amendments to the ESOP”, is hereby approved and adopted;

THAT the Board of Directors may revoke this resolution before it is acted upon, without further approval of the shareholders; and

THAT any director or officer of the Corporation be and is hereby authorized to sign, execute and deliver, whether under corporate seal or otherwise, all instruments, notices, consents, acknowledgements, certificates and other documents (including any documents required under applicable laws or regulatory policies), and to perform and do all such other acts and things, that such director and officer may, in his or her discretion, determine to be necessary or desirable in order to give full effect to the intent and purpose of this resolution.”

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the Blackout Resolution.

The TSX has reviewed and conditionally approved this amendment to the ESOP.

2.	Amending Provisions

The ESOP currently has a general amendment provision allowing the Board of Directors to make amendments or to terminate the ESOP, subject to TSX approval. At present, any amendment to the ESOP is subject to shareholder approval, under the policies of the TSX. The Corporation proposes to replace the existing amendment provisions of the ESOP with an amending provision that sets out those circumstances where the Board of Directors may, without the approval of the shareholders, make amendments to the ESOP, all as permitted by the TSX.

Under the proposed amendments, approval by the shareholders of the Corporation will be required for the following amendments to the ESOP: (i) amendments to the number of Common Shares issuable under the ESOP, including an increase to a maximum percentage or number of shares; (ii) any amendment to the amendment provisions of the ESOP; (iii) any amendment that increases the length of the “blackout extension period”; (iii) any amendment which reduces the exercise price or purchase price of an option held by an “insider” of the Corporation; (iv) any amendment extending the term of an option held by an “insider” beyond its original expiry date except as otherwise permitted by the ESOP; (v) any amendment to remove or exceed the “insider participation limit” set out in the ESOP; and (vi) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

Under the proposed amendments, the Board of Directors of the Corporation may make, without limitation, the following types of amendments to the ESOP without seeking approval from the shareholders of the Corporation: (i) amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of curing any ambiguity, error or omission in the ESOP or to correct or supplement any provision of the ESOP that is inconsistent with any other provision of the ESOP; (ii) amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX); (iii) amendments necessary in order for options to qualify for favourable treatment under applicable taxation laws; (iv) amendments respecting administration of the ESOP; (v) any amendment to the vesting provisions of the ESOP or any option; (vi) any amendment which reduces the exercise price or purchase price of an option held by an optionee who is not an “insider” of the Corporation; (vii) any amendment to the early termination provisions of the ESOP or any option, whether or not such option is held by an “insider” of the Corporation, provided such amendment does not entail an extension beyond the original expiry date; (viii) the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of eligible participants of shares under the ESOP, and the subsequent amendment of any such provisions; (ix) the addition or modification of a cashless exercise feature, payable in cash or shares of the Corporation; (x) amendments necessary to suspend or terminate the ESOP; and (xi) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

Approval Requirement

Shareholder approval of the amendment with respect to the amending provision (the “Amending Provision Resolution”) is required under the rules and policies of the TSX. To pass, the Amending Provision Resolution must be approved by a simple majority of the votes cast by shareholders present in person or by proxy at the Meeting.

The Board of Directors recommends that you vote FOR the adoption of the Amending Provision Resolution.

The following is the text of the Amending Provision Resolution to be considered by the shareholders at the Meeting:

“BE IT RESOLVED:

THAT the amendments to the ESOP with respect to the ESOP’s amending provisions, the whole as described in the management information circular of the Corporation dated April 23, 2014 under the heading “Approval of the Amendments to the ESOP”, is hereby approved and adopted;

THAT the Board of Directors may revoke this resolution before it is acted upon, without further approval of the shareholders; and

THAT any director or officer of the Corporation be and is hereby authorized to sign, execute and deliver, whether under corporate seal or otherwise, all instruments, notices, consents, acknowledgements, certificates and other documents (including any documents required under applicable laws or regulatory policies), and to perform and do all such other acts and things, that such director and officer may, in his or her discretion, determine to be necessary or desirable in order to give full effect to the intent and purpose of this resolution.”

Unless otherwise specified, the persons designated in the accompanying proxy form or voting instruction form intend to vote FOR the Amending Provision Resolution at the Meeting.

The TSX has reviewed and conditionally approved this amendment to the ESOP.

3.	Vesting Schedule for Future Grants of Stock Options

Under section 7 of the ESOP, stock options may not be exercised for at least one year from the date of grant. Thereafter, 25% of the options “vest” (that is, they may be exercised) on each of the first, second, third and fourth anniversaries of the date of grant, so that stock options are fully vested four years after the date of grant. By way of exception, stock options that are granted to directors who are not officers of the Corporation “vest” as to 25% on the date of grant, with another 25% vesting on each of the first three anniversaries of the date of grant. No change is proposed to the vesting schedule of stock options granted in future to directors who are not officers of the Corporation.

The Corporation proposes an amendment to provide that all other stock options granted in future under the ESOP will vest as to one-third on each of the first, second and third anniversaries of the date of grant, so that the stock options will be fully vested three years after the date of grant, as opposed to four years as at present. As at present, the stock options will not be exercisable for one year from the date of grant. The Corporation believes that this minor adjustment to the vesting schedule set out in section 7 of the ESOP is fair to the Corporation’s employees.

Approval Requirement

Shareholder approval of the amendment with respect to the vesting schedule (the “Vesting Schedule Resolution”) is required under the rules and policies of the TSX. To pass, the Vesting Schedule Resolution must be approved by a simple majority of the votes cast by shareholders present in person or by proxy at the Meeting.

The Board of Directors recommends that you vote FOR the Vesting Schedule Resolution.

The following is the text of the Vesting Schedule Resolution to be considered by the shareholders at the Meeting:

“BE IT RESOLVED:

THAT the amendment to the ESOP with respect to the vesting schedule of future stock options, the whole as described in the management information circular of the Corporation dated April 23, 2014 under the heading “Approval of Amendments to the ESOP”, is hereby approved and adopted;

THAT the Board of Directors may revoke this resolution before it is acted upon, without further approval of the shareholders; and

THAT any director or officer of the Corporation be and is hereby authorized to sign, execute and deliver, whether under corporate seal or otherwise, all instruments, notices, consents, acknowledgements, certificates and other documents (including any documents required under applicable laws or regulatory policies), and to perform and do all such other acts and things, that such director and officer may, in his or her discretion, determine to be necessary or desirable in order to give full effect to the intent and purpose of this resolution.”

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the Vesting Schedule Resolution.

The TSX has reviewed and conditionally approved this amendment to the ESOP.

CONFIRMATION OF AMENDMENT TO BY-LAWS - QUORUM REQUIREMENT

Section 38 of General By-Law 2003-1 of the Corporation provided that quorum for meetings of shareholders of the Corporation was not less than three persons holding or representing by proxy at least 10% of the shares entitled to be voted at such meeting. On April 22, 2014, the Board of Directors adopted a resolution amending section 38 of By-Law No. 1, so as to increase the quorum requirement for meetings of shareholders of the Corporation to three persons holding or representing by proxy at least 25% of the shares entitled to be voted at such meeting. The Board of Directors believes that this amendment better aligns the Corporation’s quorum requirement with current trends in corporate governance.

Accordingly, at the Meeting, shareholders will be asked to approve a resolution (the “Quorum Resolution”) confirming the amendment to By-Law 2003-1 adopted by the Board of Directors on April 22, 2014. The amendment to By-Law 2003-1 will not have any effect on the operations of the Corporation.

Approval Requirement

Shareholder approval of the Quorum Resolution is required under the CBCA. To pass, the Quorum Resolution must be approved by a simple majority of the votes cast by shareholders present in person or by proxy at the Meeting.

The Board of Directors recommends that you vote FOR the Quorum Resolution.

The following is the text of the Quorum Resolution to be considered by the shareholders at the Meeting:

“WHEREAS section 38 of General By-Law 2003-1 of the Corporation provided that quorum for any meeting of shareholders of the Corporation “shall be persons present being not less than three (3) in number and holding or representing by proxy at least ten percent (10%) of the shares entitled to be voted at such meeting”;

WHEREAS on April 22, 2014, the Board of Directors of the Corporation adopted a resolution amending section 38 of General By-Law 2003-1, by deleting the term “ten percent (10%)” therein and replacing it with the term “twenty-five percent (25%)”;

WHEREAS pursuant to the Canada Business Corporations Act, the foregoing amendment is effective from the date of the resolution of the Board of Directors until it is confirmed, confirmed as amended or rejected by the shareholders of the Corporation;

BE IT RESOLVED:

THAT the foregoing amendment to section 38 of General By-Law 2003-1 of the Corporation is hereby ratified and confirmed.”

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the Quorum Resolution.

CONFIRMATION OF AMENDMENT TO BY-LAWS - CASTING VOTE

Section 11 of General By-Law 2003-1 of the Corporation provided that in case of an equality of votes at meetings of the Board of Directors, the chairman of the meeting, in addition to his original vote, had a second or “casting” vote. At a meeting held on April 22, 2014, the Board of Directors adopted a resolution amending section 11 of By-Law No. 1, so as to remove the second or “casting” vote held by the chairman of the meeting. The Board of Directors believes that this amendment better aligns the Corporation’s internal procedures with current trends in corporate governance.

Accordingly, at the Meeting, shareholders will be asked to approve a resolution (the “Casting Vote Resolution”), confirming the amendment to By-Law 2003-1 adopted by the Board of Directors on April 22, 2014. The amendment to By-Law 2003-1 will not have any effect on the operations of the Corporation.

Approval Requirement

Shareholder approval of the Casting Vote Resolution is required under the CBCA. To pass, the Casting Vote Resolution must be approved by a simple majority of the votes cast by shareholders present in person or by proxy at the Meeting.

The Board of Directors recommends that you vote FOR the Casting Vote Resolution.

The following is the text of the Casting Vote Resolution to be considered by the shareholders at the Meeting:

“WHEREAS section 11 of General By-Law 2003-1 of the Corporation provided that in case of an equality of votes at meetings of the Board of Directors, the chairman of the meeting, in addition to his original vote, had a second or “casting” vote”;

WHEREAS on April 22, 2014, the Board of Directors of the Corporation adopted a resolution amending section 11 of General By-Law 2003-1, by deleting therefrom the sentence “In case of an equality of votes, the chairman of the meeting, in addition to his original vote shall have a second or casting vote.”;

WHEREAS pursuant to the Canada Business Corporations Act, the foregoing amendment is effective from the date of the resolution of the Board of Directors until it is confirmed, confirmed as amended or rejected by the shareholders of the Corporation;

BE IT RESOLVED:

THAT the foregoing amendment to section 11 of General By-Law 2003-1 of the Corporation is hereby ratified and confirmed.”

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote for the Casting Vote Resolution.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Aggregate Indebtedness

None of the executive officers, directors, employees and former executive officers, directors and employees of the Corporation and its subsidiaries as of April 23, 2014, owe any indebtedness to the Corporation and its subsidiaries, and no indebtedness of such persons to other entities was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any subsidiary thereof.

Indebtedness of Directors and Executive Officers under Securities Purchase and Other Programs

The following table sets out for: (i) each individual who is, or at any time during the fiscal year ended December 31, 2013 was, a director or executive officer of the Corporation; (ii) each proposed nominee for election as a director of the Corporation; and (iii) each associate of any such director, executive officer or proposed nominee, the indebtedness of such person since January 1, 2013, to: (a) the Corporation or any of its subsidiaries; or (b) another entity, if such indebtedness has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any subsidiary thereof, other than “routine indebtedness” as defined in National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators.

Name and principal position	Involvement of the Corporation or subsidiary	Largest amount outstanding during fiscal year ended December 31, 2013 ($)		Amount outstanding as of April 23, 2014 ($)	Financially- assisted securities purchases during fiscal year ended December 31, 2013 (#)	Security for indebtedness	Amount forgiven during fiscal year ended December 31, 2013 ($)
Securities Purchase Programs
Gregory A. C. Yull Chief Executive Officer & President	The Corporation is the lender	$55,128	(1)	nil	—	—	nil
Other Programs	—	—		—	—	—	—

(1)	The loan was repaid in full in March 2013.

The foregoing amounts were loaned in connection with the purchase of Common Shares of the Corporation. The Corporation subsequently adopted a policy not to make or provide loans to executive officers of the Corporation or its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

For the purposes of this Circular, “informed person” means: (i) a director or executive officer of the Corporation; (ii) a director or executive officer of a person or corporation that is itself an informed person or subsidiary of the Corporation; (iii) any person or corporation who beneficially owns, or exercises control or direction over, directly or indirectly, voting securities of the Corporation or a combination of both, carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation, other than voting securities held by the person or corporation as underwriter in the course of a distribution; and (iv) the Corporation if it has purchased, redeemed or otherwise acquired any of its own securities, for so long as it holds any of its securities.

To the best of the Corporation’s knowledge, no informed person or proposed director of the Corporation, and no associate or affiliate of the foregoing persons, at any time since the beginning of its last completed financial year, has or had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction since the beginning of its last completed financial year that has materially affected the Corporation or any of its subsidiaries, or in any proposed transaction that could materially affect the Corporation or any of its subsidiaries, or in any matter to be acted upon at this Meeting.

SHAREHOLDER PROPOSALS

The CBCA provides that a Registered Shareholder or a Beneficial Shareholder that is entitled to vote at an annual meeting of the Corporation may submit to the Corporation notice of any matter that the person proposes to raise at the meeting (referred to as a “Proposal”) and discuss at the meeting any matter in respect of which the person would have been entitled to submit a Proposal. The CBCA further provides that the Corporation must set out the Proposal in its management proxy circular along with, if so requested by the person who makes the Proposal, a statement in support of the Proposal by such person. However, the Corporation will not be required to set out the Proposal in its management proxy circular or include a supporting statement if, among other things, the Proposal is not submitted to the Corporation at least 90 days before the anniversary date of the notice of meeting that was sent to the shareholders in connection with the previous annual meeting of shareholders of the Corporation. As the notice in connection with the Meeting is dated April 23, 2014, the deadline for submitting a Proposal to the Corporation in connection with the next annual meeting of shareholders is January 17, 2015.

The foregoing is a summary only. Shareholders should carefully review the provisions of the CBCA relating to Proposals and consult with a legal advisor.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors and management of the Corporation believe that the highest standards of corporate governance are essential in the effective management of the Corporation as well as in the Corporation’s ability to build sustainable worth for its customers, business partners, employees and investors. The Board of Directors is committed to maintaining a high standard of corporate governance, and regularly reviews and updates its corporate governance systems in light of changing practices, expectations and legal requirements.

The Corporation is a Canadian reporting issuer and its Common Shares are listed and posted for trading on the TSX. The Corporation’s corporate governance practices reflect applicable rules and guidelines adopted by the Canadian Securities Administrators as set out in National Policy 58-201 Corporate Governance Guidelines and National Instrument 58-101 Disclosure of Corporate Governance Practices (collectively, the “CSA Guidelines”). Further, the Corporation’s governance practices also comply with the governance rules of the U.S. Securities and Exchange Commission applicable to foreign issuers and those mandated by the United States Sarbanes-Oxley Act of 2002.

The CSA Guidelines set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members. The Corporation’s corporate governance practices are substantially in alignment with the CSA Guidelines. In accordance with the CSA Guidelines, the Corporation discloses, on an annual basis and in prescribed form, the corporate governance practices that it has adopted.

Pursuant to its mandate, the Board of Directors supervises the management of the business and affairs of the Corporation, including the development of major policy and strategy and the identification of the risks of the Corporation’s business and implementation of the appropriate systems to manage these risks. The Board of Directors has explicitly assumed responsibility for the stewardship of the Corporation and has adopted a formal mandate setting out its stewardship responsibilities. The Board of Directors discharges its responsibilities either directly or through its committees.

The Board of Directors has established four committees, namely the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee to facilitate the carrying out of its duties and responsibilities and to meet applicable statutory requirements. The Board of Directors of the Corporation has adopted a formal mandate for each committee. The Board of Directors has developed a description of the role and responsibilities for each of the Chairman of the Board, the Lead Director, where applicable, the Chair of each committee of the Board of Directors and the Chief Executive Officer.

The Corporation has adopted a Code of Conduct and Business Ethics that all directors, management personnel and employees of the Corporation are expected to adhere to. A copy of the Code of Conduct and Business Ethics is available under the Corporation’s “company profile” on SEDAR at www.sedar.com.

The following discloses the Corporation’s current governance practices in accordance with the CSA Guidelines.

Board of Directors

The Corporation complies with the CSA Guidelines which set out that a majority of the directors of the Corporation must be independent.

According to section 1.4 of National Instrument 52 – 110 Audit Committee, a director is independent if he has no direct or indirect material relationship with the Corporation, which includes a relationship which could, in the view of the Board of Directors, reasonably interfere with the exercise of the director’s independent judgment. After having examined the role and relationships of each of the directors and based on information provided by the directors, as to their individual circumstances, the Corporate Governance Committee has established that five of the eight directors proposed as nominees by management for election as directors are, as of the date hereof, independent of the Corporation, namely:

•	Robert M. Beil
•	George J. Bunze
•	Robert J. Foster
•	James Pantelidis
•	Jorge N. Quintas

As of June 30, 2014, Mr. Eric E. Baker, who is a shareholder, director and senior officer of Altacap II Inc., which, until June 30, 2011, had a support services agreement with the Corporation, will meet the criteria to be considered as independent of the Corporation.

This determination was made based on the following factors:

(i)

the director is, or has been within the last three years, an employee or executive officer of the Corporation or a subsidiary, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Corporation or a subsidiary;

(ii)

the director is a current partner or employee of a firm that is the Corporation’s internal or external auditor, or was within the last three years, a partner or employee of that firm and personally worked on the Corporation’s audit within that time;

(iii)

an immediate family member of the director is a current partner of a firm that is the Corporation’s internal or external auditor, or is a current employee of that firm and participates in its audit, assurance or tax compliance (but not tax planning) practice, or was, within the last three years a partner or employee of that firm and personally worked on the Corporation’s audit within that time;

(iv)

the director, or an immediate family member of the director, is or has been within the last three years, an executive officer of an entity on which any of the Corporation’s current executive officers serve or served at that time on the entity’s compensation committee;

(v)

the director or an immediate family member of the director who is employed as an executive officer of the Corporation has received, during any twelve month period within the last three years, more than $75,000 in direct compensation from the Corporation, other than (i) director and committee fees, (ii) pension or other forms of deferred compensation for prior service provided that such compensation is not contingent in any way on continued service, and (iii) compensation for previously acting as an interim chief executive officer of the Corporation or previously acting as a Chairman of the Board of Directors on a part-time basis.

An “immediate family member” includes a person’s spouse, parents, children, stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.

After having examined the role and relationships of each director, the Corporate Governance and Nominating Committee has established that, of the eight directors proposed by management to sit on the Board of Directors, the following three directors are not independent from the Corporation, namely:

•	Gregory A. C. Yull, who is the Chief Executive Officer of the Corporation;

•	Melbourne F. Yull, whose “immediate family member” (Gregory A. C. Yull) is Chief Executive Officer of the Corporation; and

•

Eric E. Baker, who is a shareholder, director and senior officer of Altacap II Inc., which, until June 30, 2011 had a support services agreement with the Corporation. As of June 30, 2014, Mr. Baker will be considered to be independent of the Corporation.

The Corporation complies with the guidelines on corporate governance practices, which set out that a majority of the directors of the Corporation must be independent. The Board of Directors considers that, as of the date hereof, five of the eight directors are independent, meaning that 62.5% of the proposed nominees as directors are independent.

In addition, during the fiscal year ended December 31, 2013, all of the members of each of the Audit Committee and the Compensation Committee and a majority of the members of the Corporate Governance and Nominating Committee were independent directors. The members of the Audit Committee during the fiscal year ended December 31, 2013 were George J. Bunze (Chairman), Robert J. Foster and James Pantelidis. The members of the Compensation Committee during the fiscal year ended December 31, 2012, were Robert M. Beil (Chairman), Robert J. Foster and Jorge N. Quintas. The members of the Corporate Governance and Nominating Committee during the fiscal year ended December 31, 2013, were Eric E. Baker, Robert M. Beil, and George J. Bunze. If necessary, the independent members of the Board of Directors can meet without the presence of the non-independent directors.

The following directors are currently directors of other issuers that are reporting issuers (or the equivalent) in a jurisdiction of Canada or a foreign jurisdiction:

Name of Director	Issuers
George J. Bunze	Stella-Jones Inc.
James Pantelidis	EnerCare Inc. Industrial Alliance and Financial Services Inc. Parkland Fuel Corporation Rona Inc.

The independent directors do not hold regularly-scheduled meetings at which non-independent directors and members of management are not in attendance. If necessary, the independent directors can hold such meetings. During the period from January 1, 2013 through December 31, 2013, the independent directors did not hold such meetings. However, at each meeting of the Board of Directors, the independent directors meet without the non-independent director or members of management of the Corporation present.

Eric E. Baker, the Chairman of the Board of Directors, is not, as of the date hereof, an independent director. The positions of Chairman of the Board of Directors and Chief Executive Officer are split. The competence and experience of Mr. Baker, Chairman of the Board of Directors and a non-independent director, are very important for the Corporation and the Board of Directors. Other mechanisms have been put into place, including holding meetings of independent directors without members of management in attendance. Mr. Foster was appointed as Lead Director. Moreover, in each of their respective areas, the chairman of the Audit Committee and of the Compensation Committee provide leadership for the independent directors.

During the fiscal year ended December 31, 2013, the Board of Directors held six meetings, the Executive Committee held three meetings, the Audit Committee held four meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held one meeting. Overall directors attended 96.7% of the meetings held by the Board of Directors and its committees. The following table presents a detailed record of the number of board meetings and committee meetings attended by each director.

	Board of Directors (6 meetings)		Executive Committee (3 meetings)		Audit Committee (4 meetings)		Compensation Committee (6 meetings)		Corporate Governance and Nominating Committee (1 meeting)		Total Attendance
Director	Number	%	Number	%	Number	%	Number	%	Number	%	%
Eric E. Baker	5	83%	3	100%	—	—	—	—	1	100%	90%
Robert M. Beil	6	100%	—	—	—	—	6	100%	1	100%	100%
George J. Bunze	6	100%	—	—	4	100%	—	—	1	100%	100%
Robert J. Foster	6	100%	—	—	4	100%	6	100%	—	—	100%
James Pantelidis	6	100%	—	—	4	100%	—	—	—	—	100%
Jorge N. Quintas	6	100%	—	—	—	—	4	67%	—	—	83.3%
Gregory A. C. Yull	6	100%	3	100%	—	—	—	—	—	—	100%
Melbourne F. Yull	6	100%	3	100%	—	—	—	—	—	—	100%

The Board of Directors uses electronic board books and in some cases, video conferencing. This allows information to be disseminated more effectively and allows the Board of Directors to conduct its business more efficiently. The use of electronic board books also reduces the use of paper by the Board of Directors, which also has the corollary benefit of reducing cost and is consistent with the Corporation’s dedication to be an environmental leader.

Board Mandate

The Board of Directors approved its written mandate. The mandate of the Board of Directors is to supervise the management of the business and affairs of the Corporation, including the development of major policies and strategies and the identification of the risks of the Corporation’s business and the implementation of the appropriate systems to manage these risks. The complete text of the mandate of the Board of Directors is set out in Schedule A to this Circular.

Position Description

The Board of Directors has developed a description of the role and responsibilities of the Chairman of the Board of Directors, the Lead Director, where applicable, the Chair of each committee of the Board of Directors and the Chief Executive Officer. The description of the role and responsibilities of the Chairman of the Board of Directors was approved by the Board of Directors. The description of the role and responsibilities of the Chairman of the Board of Directors establishes that the Chairman of the Board of Directors provides leadership and develops guiding principles for the Board of Directors and represents the Board of Directors with the shareholders at the annual meeting of shareholders. The Chairman of the Board of Directors also sets the agenda for meetings of the Board of Directors, chairs meetings of the Board of Directors, ensures that board members receive clear information on a timely basis and ensures that the performance of the Board of Directors is assessed on a regular basis. In addition, the Chairman of the Board of Directors supervises the chairs of the committees.

The description of the role and responsibilities of the Lead Director was approved by the Board of Directors. It provides, among other things, that the Lead Director chairs all meetings of the independent directors and must ensure that the Board of Directors functions independently from management. Descriptions of the role and responsibilities of the chairs of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee were approved by the Board of Directors. They provide, among other things, that the chairman of each committee sets the agenda and chairs committee meetings and reports regularly to the Board of Directors.

A description of the role and responsibilities of the Chief Executive Officer was approved by the Board of Directors. The Board of Directors also determines with the Chief Executive Officer his priorities and responsibilities. The description provides that the Chief Executive Officer is ultimately responsible for managing the Corporation, for ensuring the profitability of the Corporation, for the proper functioning of its operations and for its sustained growth. He or she is responsible for developing and implementing the mission, the vision and the strategy of the Corporation approved by the

Board of Directors. He or she must establish objectives for the Corporation and ensure that action plans and policies are implemented to meet these objectives. Therefore, the Chief Executive Officer is responsible for implementing and ensuring compliance with policies relating to operations, finance, growth and human resources management. The Chief Executive Officer is accountable for the development and respect of sound business practices and relations with internal and external clients of the Corporation, with the financial community, with the social communities and governments.

The position description of the Chairman of the Board of Directors is set out in Schedule B to this Circular, the position description of the Chief Executive Officer is set out in Schedule C to this Circular and the position description of the Lead Director is set out in Schedule D to this Circular.

Orientation and Continuing Education

Upon a director’s election or appointment to the Board of Directors, the director receives all of the various corporate governance documents that have been adopted by the Corporation. Additionally, the director participates in meetings with members of management of the Corporation, is given a tour of certain of the Corporation’s operational facilities and is briefed on the strategic policies and strategic direction of the Corporation, all of which is designed with a view to familiarize new directors with the Corporation, its management structures and operations, and key legal, financial and operational issues.

New directors are also provided with information regarding corporate governance and structure and procedures of the Board of Directors and any committee on which the director will serve.

Upon joining the Board of Directors, a new director will have multiple one-on-one sessions with the chairman, chief executive officer and corporate secretary to discuss the function of the Board of Directors and the nature of operation of the Corporation’s business activities. Individual meetings will also be scheduled with executive management to educate new directors in more detail with respect to the Corporation’s operations. A secure website is also available to directors, were they have access to important Board of Directors materials, including board books, charters, guidelines and codes.

The Corporation has developed a continuing education program. The main objective of the continuing education program is to offer for each new director the opportunity to learn the business of the Corporation and to each director to better understand the challenges the Corporation is exposed to. This continuing education program is addressed, inter alia, to new directors to inform them as to the role of the Board of Directors, its committees and its directors, the nature and functioning of the Corporation, and the operations and management of the Corporation. Each director receives a Director Information Handbook that is regularly updated. The Director Information Handbook contains material pertinent to the affairs of the Corporation, including the mandate of the Board of Directors and its committees, descriptions of the role and responsibilities of each committee chair and of the Chairman of the Board of Directors, details of directors’ compensation, details regarding the directors’ liability insurance, the role and responsibilities of the President and Chief Executive Officer, the Corporation’s Code of Business Conducts and Ethics (the “Code of Conduct”) and its policies. In addition, newly-appointed directors benefit from an orientation program in the form of informal meetings with management as well as guided tours of certain of the Corporation’s business units.

The Corporation relies on the fact that each director has had considerable prior corporate experience and that each director has the necessary expertise to serve as an effective director of the Corporation. Various members of senior management of the Corporation report to the Board of Directors on an informal and formal basis regularly in order to keep the directors up-to-date on various matters concerning the business and affairs of the Corporation. Counsel to the Corporation in both the United States and Canada is also available to advise the Board of Directors on new developments in relevant areas of the law.

Ethical Business Conduct

The Corporation’s Code of Conduct applies to each of the Corporation’s directors, officers and employees. A copy of the Code of Conduct is available under the Corporation’s “company profile” on SEDAR at www.sedar.com.

All directors, officers and employees of the Corporation are strongly encouraged to discuss all issues with appropriate personnel at the Corporation in cases where they suspect that a potential breach of the Code of Conduct may have occurred. Any waiver of a provision of the Code of Conduct for executive officers or directors of the Corporation may be made only by the Board of Directors or a committee thereof and will be promptly disclosed as required by law or by the regulations of the TSX. To the knowledge of the directors and officers of the Corporation, there has not been any instance of departure from the Code of Conduct within the last twelve months. Persons who violate the standards set out in the Code of Conduct will be subject to disciplinary action. The Board of Directors did not grant any waiver with respect to the Code of Conduct to any director, executive or executive officer during the last fiscal year. Therefore, no material change report pertaining to any conduct of a director, executive or executive officer that constitutes a departure from the Code of Conduct was filed.

The Code of Conduct is provided to each employee of the Corporation at the time of his or her commencement of employment, as well as to each director and officer of the Corporation at the time of his or her election or appointment. The Code of Conduct covers a variety of subject matters that are related to proper business conduct and ethics, including conflicts of interest, discrimination and harassment in the work place, the health and safety of employees, confidentiality obligations and insider-trading prohibitions. Compliance with these subject matters is ultimately monitored by the Board of Directors in different ways depending on the specific matter in question.

For example, as concerns insider trading, at the designated time during each financial quarter, a member of the Board of Directors instructs management to inform the Corporation’s personnel in writing when the regular trading black-out period begins and ends. Further, members of the Board of Directors are also involved when a decision has to be made as to whether an additional trading black-out period is warranted in the event that certain material information may be accessible by the Corporation’s personnel prior to its divulgation to the public.

As concerns matters such as discrimination and harassment and the health and safety of employees, it is the Corporation’s supervisors and managers who are responsible for regularly monitoring such matters. These managers prepare written reports dealing with these matters on a regular basis. The reports are then reviewed by members of senior management, who are responsible for bringing any specific concerns to the attention of the Board of Directors.

The Code of Conduct sets out that employees are to discuss any compliance matters or concerns with a supervisor or manager or, if they prefer, to discuss them with Holland & Knight LLP, the Corporation’s U.S. legal counsel. The Corporation’s supervisors and managers and counsel at Holland & Knight LLP, as the case may be, each have ready access to the Board of Directors.

Under the CBCA, the Corporation’s governing statute a director or officer of the Corporation must disclose to the Corporation, in writing or by requesting that it be entered in the minutes of meetings of the Board of Directors, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the Corporation, if the director or officer: (a) is a party to the contract or transaction; (b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or (c) has a material interest in a party to the contract or transaction. Subject to limited exceptions set out in the CBCA, the director cannot vote on any resolution to approve the contract or transaction.

Further, it is the policy of the Corporation that an interested director or officer recuses himself or herself from the decision-making process pertaining to a contract or transaction in which he or she has an interest.

In 2007, the Audit Committee established the “Whistle Blower Policy and Procedures” as part of the Code of Conduct. The purpose of the “Whistle Blower Policy and Procedures” is to provide a means by which accounting and audit-related complaints can be handled by the Audit Committee, thus providing an anonymous method by which employees can report, if any, questionable accounting, internal accounting controls, and auditing matters which would constitute a violation of the Corporation’s accounting policies, without fear of retaliation against good-faith whistleblowers.

Nomination of Directors

The Corporate Governance and Nominating Committee identifies and recommends to the Board of Directors, when appropriate, skill sets and individuals who could add value to the Board of Directors. If the Board of Directors determines that new candidates for board nomination are advisable, the process by which the Board of Directors identifies new candidates for board nomination will begin with the approval by the Board of Directors of an outline of the skill-set and background which are desired in a new candidate. Board members or management will have an opportunity to suggest candidates for consideration. A search firm may be employed. Prospective candidates will be interviewed by the Chairman and other members of the Board of Directors on an ad hoc basis. An invitation to join the Board of Directors will be extended only after the Board of Directors has reached a consensus on the appropriateness of the candidate.

The members of the Corporate Governance and Nominating Committee are Eric E. Baker, Robert M. Beil, and George J. Bunze. The Corporate Governance and Nominating Committee is not composed entirely of independent directors, inasmuch as Eric E. Baker is not currently an independent director. The majority of the members of the Corporate Governance and Nominating Committee, however, are independent, as is a majority of the members of the Board of Directors, ensuring any candidate recommended to the Board of Directors by the Corporate Governance and Nominating Committee is approved by a majority of independent members of the Corporate Governance and Nominating Committee and the Board of Directors.

The members of the Corporate Governance and Nominating Committee are appointed by the Board of Directors annually. The charter of the Corporate Governance and Nominating Committee is set out in Schedule E to this Circular and states that the committee will inter alia:

(i)	Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Corporation;

(ii)	Monitor corporate governance issues, trends and proposed, new or amended regulatory requirements and, as appropriate, make recommendations to the Board of Directors;

(iii)

Advise the Board of Directors with respect to the charters, structure and operations of the various committees of the Board of Directors and qualifications for membership thereon. In consultation with the Chairman of the Board of Directors and the Chief Executive Officer of the Corporation, make recommendations to the Board of Directors regarding which directors should serve on the various committees of the Board of Directors;

(iv)

Authorize any waiver of the compliance by an executive officer or a director with the Corporation’s Code of Conduct, oversee the investigation of any alleged breach of the Corporation’s Code of Conduct and make recommendations to the Board of Directors regarding any measures to be taken by the Board of Directors with respect thereto;

(v)	Exercise oversight of the policies and processes adopted by it or the Board of Directors relating to director orientation and continuing education;

(vi)

Exercise oversight of the processes adopted by the Board of Directors for evaluating (i) the overall performance and workings of the Board of Directors as a whole, and (ii) the performances of individual directors;

(vii)

Establish a process for determining the “independence” of directors, the identification of “financial experts”, and the “financial literacy” of directors, as those terms are defined from time to time under the requirements or guidelines for board service under applicable securities laws and the rules of any stock exchange on which the Corporation’s securities are listed for trading; and

(viii)	Review the size and composition of the Board of Directors.

Compensation

The Board of Directors has given the Compensation Committee a mandate to examine the compensation of executive officers and make recommendations with respect thereto. For more detailed information with respect to the compensation of the Corporation’s officers, see “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—Compensation Process” above.

The Board of Directors has established a Compensation Committee that is composed entirely of independent directors within the meaning of National Instrument 52-110 Audit Committee. The members of the Compensation Committee for the fiscal year ended December 31, 2013, were Robert M. Beil (Chairman), Robert J. Foster and Jorge N. Quintas.

The mandate of the Compensation Committee is described above under the heading “Compensation of Execution Officers and Directors—Compensation Discussion and Analysis—Compensation Process”. The charter of the Compensation Committee is set out in Schedule F to this circular.

During the fiscal year ending December 31, 2013, the Board of Directors retained the services of Buck Consultants, as compensation consultants for advice relating to the competitiveness and appropriateness of the compensation programs of the Corporation for the President and Chief Executive Officer and other key executives, as the case may be. The services may include, but are not limited to, advice on base salaries, short-term, medium-term and long-term incentive programs, pension plans, social benefits, awards and provisions regarding employment and change of control. In connection with these services,

Buck Consultants may review the Corporation’s compensation policies (including making recommendations on the companies forming part of the peer group of companies representative of the competitive market of the Corporation, positioning regarding compensation and performance, performance measures, etc.), the design of the programs and the level of compensation compared to market and may make observations and recommendations regarding amendments where appropriate.

During the fiscal year ended December 31, 2013, the Corporation paid fees of $56,107 ($72,930 for the fiscal year ended December 31, 2012) for services related to the compensation of senior management.

Other Committees of the Board of Directors

The only committee of the Board of Directors other than the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is the Executive Committee, which is comprised of Gregory A. C. Yull, Eric E. Baker and Melbourne F. Yull. The function of the Executive Committee is to provide strategic direction for the Corporation. The charter of the Executive Committee is set out in Schedule G to this circular.

Assessments

All directors are, from time to time, required to complete a director’s questionnaire designed to assist the Board of Directors in assessing each director, the Board of Directors as a whole, and each committee of the Board of Directors. The results of these assessments are discussed at a meeting of the Board of Directors.

AUDIT COMMITTEE INFORMATION

Reference is made to the subsection entitled “Audit Committee” under Item 6C in the Corporation’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013 for required disclosure relating to the Audit Committee. The Annual Report on Form 20-F is available under the Corporation’s “company profile” on SEDAR at www.sedar.com and can be obtained by contacting the Corporation at 9999 Cavendish Blvd., Suite 200, Ville-St-Laurent, Québec H4M 2X5, telephone (514) 731-7591.

ADDITIONAL INFORMATION

Financial information about the Corporation is contained in its Consolidated Financial Statements and Management’s Discussion and Analysis for the fiscal years ended December 31, 2013 and 2012, and additional information about the Corporation is available under the Corporation’s “company profile” on SEDAR at www.sedar.com.

If you would like to obtain, at no cost to you, a copy of any of the following documents:

(a)	the latest Form 20-F filed in lieu of an Annual Information Form of the Corporation together with any document, or the pertinent pages of any document, incorporated by reference therein;

(b)

the Consolidated Financial Statements of the Corporation for the fiscal years ended December 31, 2013 and 2012 together with the accompanying Auditor’s Report thereon and any interim financial statements of the Corporation for periods subsequent to December 31, 2013 and Management’s Discussion and Analysis with respect thereto; and

(c)	this Circular,

please send your request to:

Intertape Polymer Group Inc.

9999 Cavendish Blvd.

Suite 200

Ville-St-Laurent, Québec

H4M 2X5

telephone: (514) 731-7591

telecopier: (514) 731-5039

AUTHORIZATION

The contents and the mailing of this Circular have been approved by the Board of Directors of the Corporation.

/s/ Neil Wiener

Neil Wiener

Secretary

Montreal, Canada

April 23, 2014

SCHEDULE A

MANDATE OF THE BOARD OF DIRECTORS OF THE CORPORATION

The mandate of the Board of Directors is to supervise the management of the business and affairs of the Corporation, including the development of major policies and strategies and the identification of the risks of the Corporation’s business and implementation of the appropriate systems to manage these risks.

The Board of Directors has the responsibility for:

1.	Executive/Senior Management

1.1	Selecting, appointing, evaluating and (if necessary) terminating the Chief Executive Officer.

1.2	Succession planning, including appointing, training and monitoring the performance of senior management.

1.3	Approving the compensation of the senior management team and the remuneration of the Board of Directors.

2.	Business Strategy/Plans/Budgets

2.1	The development of major policies and strategies of the Corporation, as well as the approval of strategic plans and the monitoring of the Corporation’s performance against those plans.

2.2	Approving annual capital and operating plans and monitoring performance against those plans.

2.3	Approving all material amendments or departures proposed by management from established strategy, capital and operating budgets or matters of policy which diverge from the ordinary course of business.

3.	Finance

3.1	Approving dividend distributions to the Corporation’s shareholders, if any.

4.	Audit/Risk Management

4.1	Establishing policies and processes to identify business risks and ensure that systems and actions are in place to manage such risks.

4.2	Recommending the appointment of the external auditors to the shareholders at their annual meeting.

4.3	Approving external auditor scope of work and fees for annual audits and the scope of work and fees of any non-audit related projects or engagements.

4.4	Approving the quarterly and annual financial statements, the quarterly and annual Management’s Discussion and Analysis and the related news releases.

4.5	Establishing policies and processes to ensure the integrity of the Corporation’s internal control and management information systems.

5.	Corporate Governance

5.1	Providing appropriate orientation for new directors.

5.2	Assessing, on an annual basis, the effectiveness of the Board of Directors as a whole and the contribution of individual members of the Board of Directors.

5.3	Approving a process for communication with the Corporation’s shareholders.

5.4	Approving the nominees as directors for election to the Board of Directors at the annual meeting of shareholders.

A-1

5.5	Establishing committees of the Board of Directors and approving their Chair, their respective mandates and the limits of authority delegated to each of these committees.

5.6	Monitoring compliance with the Corporation’s Code of Conduct and Business Ethics.

5.7	Establishing an effective process of corporate governance consistent with applicable regulatory requirements.

A-2

SCHEDULE B

POSITION DESCRIPTION OF THE CHAIRMAN OF THE BOARD

OF DIRECTORS OF THE CORPORATION

The Chairman of the Board of Directors of the Corporation has the responsibility for:

1.	Providing leadership to the Board of Directors.

2.	Overseeing its effectiveness and ensuring that it meets its obligations and responsibilities.

3.	Monitoring and coordinating the functions of the Board of Directors with management of the Corporation.

4.	Chairing all Board of Directors’ and shareholders’ meetings.

5.	Ensuring that adequate advance information is distributed to the Directors and that the Board of Directors receives regular updates on all issues important to the affairs of the Corporation.

6.

Meeting with members of the Board of Directors and each Board of Directors’ committee to ensure full utilization of individual capacities and the optimum performance of the Board of Directors and each of its committees.

7.	Reviewing progress made by management of the Corporation in executing the Board of Directors’ decisions and plans in conformity with the Corporation’s policies.

8.	Being available to provide counsel to management of the Corporation on major policy issues such as acquisitions, divestitures and financial structure.

9.	Participating in external activities involving the representation of the Corporation to its major stakeholders, including its shareholders, the financial community, governments and the public.

10.	At the request of the Board of Directors, undertaking specific assignments for the Board of Directors.

B-1

SCHEDULE C

POSITION DESCRIPTION OF THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION

The Chief Executive Officer of the Corporation has the responsibility for:

1.	Directing the business and affairs of the Corporation by establishing, deploying and actuating a strategic plan, as well as operating plans/budgets as approved by the Board of Directors.

2.	Setting objectives for the Corporation consistent with the aforementioned strategic plan.

3.	Providing strategic directions to the management of the Corporation so that the Corporation may achieve expected results.

4.	Determining and directing the overall objectives, policies and operating plans, both long- and short-term, of the Corporation in accordance with the Board of Directors’ mandate.

5.	Subject to Board of Directors’ approval, developing and monitoring the various research and development programs consistent with the strategy of the Corporation.

6.

Ensuring that the Corporation has in place proper guidelines to provide for efficient, safe and long-term operations with focus on product quality. Ensuring that resources are made available to enact or to exceed such guidelines.

7.

Analyzing the operating results of the organization and its principal components and ensuring appropriate steps are taken to address significant/material areas of concern affecting the Corporation’s balance sheet, assets, operating results, liabilities or risks of the business.

8.	Ensuring that the Board of Directors receives sufficient, timely information on all material aspects of the Corporation’s operations.

9.	Ensuring that a carefully-designed organization is in place and that the support provided to such organization is consistent with the strategy and objectives of the Corporation.

10.	Reviewing and recommending the employment or termination of all senior management personnel for Board of Directors’ approval.

11.	Actively assisting in the recruitment, training, development and retention of personnel within the Corporation in order to provide for the future management of the Corporation.

12.	Evaluating the performance of the senior management of the Corporation.

13.	Monitoring the Corporation’s compliance with current regulatory and disclosure rules.

14.	Exploring opportunities for the Corporation’s growth, either through investment and/or acquisitions, as well as dispositions of unproductive or non-strategic assets.

15.	Acting as a member of the Board of Directors.

16.	Building the corporate profile with the public and with investor communities, including with analysts who follow the Corporation.

17.	Identifying business risks and outlining plans to manage or mitigate such risks.

18.	Maintaining contact with other industry participants and government officials at senior levels.

19.	Ensuring that the appropriate information and disclosure are being provided to the shareholders of the Corporation.

C-1

SCHEDULE D

POSITION DESCRIPTION OF THE LEAD DIRECTOR OF THE CORPORATION

The Lead Director is appointed by the Board of Directors (the “Board”) of Intertape Polymer Group Inc. (the “Corporation”) and shall be so appointed if the Chair of the Board is not independent within the meaning of applicable securities laws and the rules of any stock exchange on which the Corporation’s securities are listed for trading. The Lead Director must be independent.

The Lead Director provides independent leadership to the Board. The Lead Director shall facilitate the functioning of the Board independently of the Corporation’s management and will also maintain and enhance the quality of the Corporation’s corporate governance practices.

Provided a Lead Director must be appointed and that there is a vacancy in such office the Chair of the Nominating and Corporate Governance Committee, or if such office is also vacant, then the Chair of the Audit Committee shall fill the vacancy until such time as it is filled by the Board.

His or her principal responsibilities are as follows:

•	Providing leadership to ensure that the Board functions independently of management;

•	Ensuring that the work program allows the Board to properly perform its functions and mandate;

•	Chairing and directing meetings of independent directors;

•	Ensuring that independent directors have adequate opportunities to meet to discuss issues without management present;

•	Examining from time to time with the Executive Chair of the Board important matters to be dealt with by the Board;

•	Assisting any independent director in order to allow her or him to fully play her or his role;

•	Being available to independent directors who have concerns that cannot be addressed through the Executive Chair of the Board;

•	Reporting to the Executive Chair of the Board on the discussions held during meetings of independent directors;

•	In the absence of the Executive Chair of the Board, acting as chair of meetings of the Board;

•	Performing such other functions as may be reasonably requested by the Board or the Executive Chair of the Board; and

•	Recommending, where necessary, the holding of special meetings of the Board.

D-1

SCHEDULE E

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

1.	PURPOSE

The Corporate Governance and Nominating Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Intertape Polymer Group Inc. (the “Corporation”). The mandate of the Committee is to ensure compliance with, and enforcement of, corporate governance requirements and regulations, in particular as set out in National Instrument 58–101 Disclosure of Corporate Governance Practices and National Policy 58–201 Corporate Governance Guidelines.

The Committee is responsible for overseeing and assessing the functioning of the Board and the committees of the Board and for the development, recommendation to the Board, implementation and assessment of, effective corporate governance principles. The Committee’s responsibilities also include identifying candidates for director and recommending that the Board select qualified director candidates for election at meetings of shareholders.

2.	COMPOSITION, PROCEDURES AND POWERS

Composition

The Committee will be comprised of at least three members, majority of the members of the Committee will be an “independent” director (as such term is defined from time to time under the requirements or guidelines for board service under applicable securities laws and the rules of any stock exchange on which the Corporation’s securities are listed for trading).

The members of the Committee will be appointed or changed by resolution of the Board to hold office from the time of their appointment until the next annual meeting of shareholders or until their successors are so appointed. The Board may remove or replace a member of the Committee at any time. A member will cease to be a member of the Committee upon ceasing to be a director. The Board may fill vacancies on the Committee by appointing another director to the Committee.

Procedures

The Committee will meet at times necessary to perform the duties described herein in a timely manner, but at least annually. Meetings may be held at any time deemed appropriate by the Committee.

A majority of the members of the Committee in office from time to time or, in the event that there are less than four members, two members will constitute a quorum for the transaction of business at any meeting of the Committee.

The Committee will fix its own procedure at meetings and for the calling of meetings. Unless waived by the members of the Committee, the Committee will meet “in camera” at each Committee meeting at which members of management are in attendance, to allow its members to discuss openly and candidly.

The Committee will report to the Board following meetings of the Committee.

Powers

The Committee is entitled to full access to all books, records, facilities, and personnel of the Corporation and its subsidiaries. The Committee may require such officers, directors and employees of the Corporation and its subsidiaries and others as it may see fit from time to time to provide any information about the Corporation and its subsidiaries it may deem appropriate and to attend and assist at meetings of the Committee. The Committee may obtain, where necessary, legal or other advice from outside professionals, and determine and pay the fees of such professionals, including sole authority to retain and terminate any search firm to be used to identify director candidates and to approve any such firm’s fees and other retention terms.

The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that lawfully may be delegated.

The Committee may adopt policies and procedures for carrying out its responsibilities.

Limitations of Corporate Governance and Nominating Committee’s Role

Notwithstanding the foregoing and subject to applicable law, nothing contained in this Charter is intended to require the Committee to ensure the Corporation’s compliance with applicable laws and regulations.

The Committee is a committee of the Board and as such is not, and shall not be, deemed to be an agent of the Corporation’s shareholders for any purpose whatsoever. The Board may, from time to time, permit minor departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to security holders of the Corporation or other liability whatsoever.

3.	DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee are established by the Board and include, amongst others, the following:

(i)	Develop and recommend to the Board a set of corporate governance principles applicable to the Corporation;

(ii)	Annually review the corporate governance principles and policies of the Corporation and, as appropriate, recommend changes to such principles and policies to the Board;

(iii)	Monitor compliance by the Corporation with all applicable regulatory requirements relating to corporate governance;

(iv)	Monitor corporate governance issues, trends and proposed, new or amended regulatory requirements and, as appropriate, make recommendations to the Board;

(v)

Advise the Board with respect to the charters, structure and operations of the various committees of the Board and qualifications for membership thereon. In consultation with the Chairman of the Board and the Chief Executive Officer of the Corporation, make recommendations to the Board regarding which directors should serve on the various committees of the Board;

(vi)

Authorize any waiver of the compliance by an executive officer or a director with the Corporation’s Code of Business Conduct, oversee the investigation of any alleged breach of the Corporation’s Code of Business Conduct and make recommendations to the Board regarding any measures to be taken by the Board with respect thereto;

(vii)	Review any shareholder proposal received by the Corporation and recommend to the Board the Corporation’s response;

(viii)	Review proposed annual corporate governance disclosure before submission to the Board for approval;

(ix)	Exercise oversight of the policies and processes adopted by it or the Board relating to director orientation and continuing education;

(x)	Exercise oversight of the processes adopted by the Board for evaluating (i) the overall performance and workings of the Board as a whole, and (ii) the performances of individual directors;

(xi)	Establish a process for recruiting suitable candidates to the Board;

(xii)

Establish a process for determining the “independence” of directors, the identification of “financial experts”, and the “financial literacy” of directors, as those terms are defined from time to time under the requirements or guidelines for board service under applicable securities laws and the rules of any stock exchange on which the Corporation’s securities are listed for trading;

(xiii)	Review the size and composition of the Board;

(xiv)	Review the compensation of directors and make recommendations to the Board with respect thereto;

(xv)

Review the Mandate for the Board on an annual basis and make recommendations to the Board for changes thereto and the position descriptions for the Chairman of the Board, the Lead Director, the President and Chief Executive Officer; and

(xvi)	Carry out any other mandate that the Board may give from time to time.

4.	REVIEW AND DISCLOSURE

The Committee shall review and reassess the adequacy of this Charter periodically and otherwise as it deems appropriate and recommend changes to the Board. The performance of the Committee shall be evaluated with reference to this Charter annually. The Committee shall ensure that this Charter is disclosed on the Corporation’s website and that this Charter or a summary of it which has been approved by the Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

SCHEDULE

FHUMAN RESOURCES AND COMPENSATION COMMITTEE CHARTER

1.	PURPOSE

The Human Resources and Compensation Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Intertape Polymer Group Inc. (the “Corporation”). The mandate of the Committee consists of ensuring the direction and implementation of the Corporation’s wage and compensation plans, policies and in ensuring that a succession plan is put in place to deal with the Corporation’s future needs regarding human resources, with respect to the Chief Executive Officer and other key executives.

2.	COMPOSITION, PROCEDURES AND POWERS

Composition

The Committee will be comprised of at least three members and a majority of the members of the Committee will be an “independent” director (as such term is defined from time to time under the requirements or guidelines for board service under applicable securities laws and the rules of any stock exchange on which the Corporation’s securities are listed for trading).

The members of the Committee will be appointed or changed by resolution of the Board to hold office from the time of their appointment until the next annual meeting of shareholders or until their successors are so appointed. The Board may remove or replace a member of the Committee at any time. A member will cease to be a member of the Committee upon ceasing to be a director. The Board may fill vacancies on a Committee by appointing another director to the Committee.

Procedures

The Committee will meet regularly at times necessary to perform the duties described herein in a timely manner, but at least annually. Meetings may be held at any time deemed appropriate by the Committee.

A majority of the members of the Committee in office from time to time or, in the event that there are less than four members, two members will constitute a quorum for the transaction of business at any meeting of the Committee.

The Committee will fix its own procedure at meetings and for the calling of meetings. Unless waived by the members of the Committee, the Committee will meet “in camera” at each Committee meeting at which members of management are not in attendance, to allow its members to discuss matters openly and candidly.

The Committee will report to the Board following meetings of the Committee.

Powers

The Committee is entitled to full access to all books, records, facilities, and personnel of the Corporation and its subsidiaries. The Committee may require such officers, directors and employees of the Corporation and its subsidiaries and others as it may see fit from time to time to provide any information about the Corporation and its subsidiaries it may deem appropriate and to attend and assist at meetings of the Committee. The Committee may obtain, where necessary, legal or other advice from outside professionals; and determine and pay the fees of such professionals.

The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that lawfully may be delegated.

The Committee may adopt policies and procedures for carrying out its responsibilities.

3.	DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee are established by the Board and include, amongst others, the following:

General Responsibilities

i)

Examine the Corporation’s wage and compensation policies, with respect to the Chief Executive Officer and other key executives, and make recommendations to the Board regarding the adoption of such policies, as well as any amendments required as a result of any new laws or regulations;

ii)

Review and assess the competitiveness and appropriateness of and approve the compensation package of the Chief Executive Officer and of other key executives. In conducting such review, the Committee will consider:

•	the compensation packages of the Chief Executive Officer and of other key executives for the prior year;

•	the Committee’s evaluation of the performance of the Chief Executive Officer and the Chief Executive Officer’s evaluation of the performance of the other respective key executives;

•	the Corporation’s performance and relative shareholder return;

•	whether the compensation package reflects an appropriate balance between short and longer-term incentives to improve performance of the Corporation;

•	whether the compensation package of the Chief Executive Officer or other key executives encourages excessive risk-taking;

•	the competitiveness of the compensation package, including the value of similar incentive awards paid to equivalent officers and positions at comparable companies; and

•	the awards granted to the Chief Executive Officer and other key executives in previous years;

iii)	Report the results or findings of its assessments of the competitiveness of the Corporation’s compensation policies and practices to the Board;

iv)

Examine and, if applicable, review the Executive Stock Option Plan and such other incentive plans approved by the Board, evaluate these plans and make recommendations to the Board regarding any amendments deemed necessary as a result of the enactment of any new applicable laws or regulations or resulting from new market trends;

v)

Monitor the administration of the Executive Stock Option Plan and such other incentive plans approved by the Board, and recommend to the Board grants of stock options other types of stock-based compensation other than grants to Directors who are not also employees of the Corporation;

vi)	Examine the Corporation’s director compensation policies and make recommendations to the Board regarding the adoption of such policies;

vii)

From time to time, as determined appropriate by the Committee, administer all policies and practices of the Corporation with respect to the indemnification of directors by the Corporation, approve all payments made pursuant to such policies and practices, and recommend to the Board the terms of the indemnification agreement to be entered into between the Corporation and each director;

viii)

Review and approve any employment contracts or arrangements with the Chief Executive Officer and other key executives, including any retirement allowance arrangements, severance payments or any similar arrangements to take effect in the event of a termination of employment and any change of control agreements;

ix)

Review and recommend to the Board compensation policies and processes and any new incentive compensation and equity compensation plans of the Corporation or changes to such plans and in particular, the compensation policies, processes and plans respecting the Chief Executive Officer and other key executives;

x)	Review on an annual basis the organizational structure and the succession planning program with respect to the Chief Executive Officer and other key executives;

xi)

Pre-approving any services (other than or in addition to compensation services) to be provided by the Corporation’s compensation consultant or advisor, or any of its affiliates, to the Corporation, or to its affiliated or subsidiary entities, or to any of its directors or other key executives;

xii)	Review the Committee’s mandate on an annual basis and make recommendations to the Board regarding the adoption thereof;

xiii)	Review the executive compensation information before it is publicly disclosed in the Corporation’s management proxy circular; and

xiv)	Carry out any other mandates that the Board may give from time to time.

Responsibilities Concerning the President and Chief Executive Officer

i)	Define the role and responsibilities of the President and Chief Executive Officer and make recommendations to the Board for their approval;

ii)

When hiring a new President and Chief Executive Officer, determine the Corporation’s objectives regarding this position, review the role and responsibilities in light of such objectives and approve the profile of the desired candidate with the help and support of the Chairman of the Board and the Human Resources management. If a mandate is given to outside advisors, review the list of potential candidates and approve the shortlist of candidates, participate in the final decision and make recommendations to the Board for approval;

iii)

Review and approve annually, in collaboration with the Chairman of the Board or, if applicable, the Lead Director, the objectives of the Corporation as they pertain to the compensation of the President and Chief Executive Officer, evaluate his performance in light of these objectives, establish the acceptable level of compensation based on this evaluation and make recommendations to the Board with respect thereto; and

iv)

Review and approve any decision with respect to the cessation of employment of the President and Chief Executive Officer and his severance package, if any, and make recommendations to the Board for approval.

Responsibilities Concerning Other Key Executives

i)	Determine annually the positions comprised by other key executives;

ii)	Recommend to the Board new candidates to the positions identified by the Board as comprising other key executives;

iii)	Review and approve the hiring, the compensation and the employment conditions of other key executives;

iv)	Review, if applicable, the severance packages negotiated in employment contracts or upon termination of employment of other key executives; and

v)	Review annually the development programs for other key executives.

4.	REVIEW AND DISCLOSURE

The Committee will review and reassess the adequacy of this Charter periodically and otherwise, as it deems appropriate, recommend changes to the Board. The performance of the Committee will be evaluated with reference to this Charter annually.

The Committee will ensure that this Charter is disclosed on the Corporation’s website and that this Charter or a summary of it which has been approved by the Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

SCHEDULE G

EXECUTIVE COMMITTEE CHARTER

1.	PURPOSE

The Executive Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Intertape Polymer Group Inc. (the “Corporation”). The Committee is established to assist the Board by acting in the Board’s place and stead, particularly with respect to the preliminary consideration and approval of matters of significance. While it is intended that all such matters first be brought before the full Board for consideration, it is recognized that the Committee may be required to meet and exercise the powers of the Board when the full Board is not in session or cannot reasonably be called in session.

2.	COMPOSITION, PROCEDURES AND POWERS

Composition

The Committee will be comprised of three members, as determined and appointed by the Board, and will consist of the Chairman of the Board, President and Chief Executive Officer, and one other member of the Board.

The members of the Committee will be appointed or changed by resolution of the Board to hold office from the time of their appointment until the next annual meeting of shareholders or until their successors are so appointed. The Board may remove or replace a member of the Committee at any time. A member will cease to be a member of the Committee upon ceasing to be a director. The Board may fill vacancies on the Committee by appointing another director to the Committee.

Procedures

The Committee will meet on an “as needed” basis, as circumstances dictate or as requested by the Board, a member of the Committee or a senior officer of the Corporation.

A majority of the members of the Committee in office from time to time or, in the event that there are less than four members, two members will constitute a quorum for the transaction of business at any meeting of the Committee.

The Committee will fix its own procedure at meetings and for the calling of meetings. Unless waived by the members of the Committee, the Committee will meet “in camera” at each Committee meeting at which members of management are not in attendance, to allow its members to discuss openly and candidly.

The Committee will regularly report to the Board following meetings of the Committee.

Powers

The Committee shall have, and may exercise, all the power and authority of the Board in the management and direction of the business and affairs of the Corporation, except for those matters that are expressly delegated to another committee of the Board and matters which, under applicable law, or the Corporation’s constating documents, as amended, cannot be delegated by the Board in reference to 1) approving or adopting, or recommending to the shareholders, any action or matter expressly required by applicable law to be submitted to shareowner for approval or 2) adopting, amending or repealing any By-Law of the Corporation.

The Committee is entitled to full access to all books, records, facilities, and personnel of the Corporation and its subsidiaries. The Committee may require such officers, directors and employees of the Corporation and its subsidiaries and others as it may see fit from time to time to provide any information about the Corporation and its subsidiaries it may deem appropriate and to attend and assist at meetings of the Committee. The Committee may obtain, where necessary, legal or other advice from outside professionals and determine and pay the fees of such professionals.

The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that lawfully may be delegated.

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The Committee may adopt policies and procedures for carrying out its responsibilities.

3.	DUTIES AND RESPONSIBILITIES

To fulfill its duties and responsibilities, the Committee shall:

i)	Serve as a sounding board for management on emerging issues, problems, and initiatives;

ii)	Carry out all matters that may be specifically and lawfully delegated to it by the Board;

iii)	Refer back to the full Board for ratification, confirmation and approval, all such matters as the Committee may deem appropriate;

iv)	Perform any other activities consistent with this Charter, the Corporation’s organizational documents and governing law, as the Committee or the Board deems necessary or appropriate;

v)

Exercise the powers of the Board in emergency situations, between regularly scheduled meetings, only if impractical for the full Board to act. The Committee shall in no event exercise any power that only the full Board may exercise at law, or take any final action on certain matters such as amending bylaws, removing a board member from office, hiring or removing the Chief Executive Officer, obligating the Corporation to new debt, or selling or acquiring a major asset.

4.	REVIEW AND DISCLOSURE

Any action taken by the Committee shall be presented for ratification by the Board at the next Board meeting or as soon thereafter as is practical.

5.	REVIEW AND DISCLOSURE

The Committee will review and reassess the adequacy of this Charter at least annually and otherwise, as it deems appropriate, recommend changes to the Board. The performance of the Committee will be evaluated with reference to this Charter annually.

The Committee will ensure that this Charter is disclosed on the Corporation’s website and that this Charter or a summary of it which has been approved by the Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

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